UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

bioAffinity Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

April [●], 2025

Dear Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of bioAffinity Technologies, Inc. (the “Company” or “bioAffinity Technologies”) on Friday, June 6, 2025, at 8:00 a.m. Central Time. The Annual Meeting will be held in person at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

bioAffinity Technologies is committed to developing noninvasive diagnostics for lung cancer and other diseases of the lung. Our team of scientists and business professionals is driven by its mission to increase detection of cancer at early stage when accurate diagnosis leads to longer lives, fewer unnecessary invasive procedures, reduced patient anxiety, and lower medical costs. As President and Chief Executive Officer of bioAffinity Technologies, I am greatly encouraged by the growing adoption and use by physicians of our first test, CyPath® Lung, a noninvasive test for lung cancer, and of the technological advancements that our team continues to make in its fight to address the urgent need for noninvasive, early-stage diagnosis.

Whether or not you plan to attend the Annual Meeting, your vote matters. We encourage you to promptly vote your shares by proxy over the internet, via telephone or by mail.

Your trust in our team and belief in our technology are invaluable. On behalf of our Board of Directors, our executive leadership team, and our dedicated team of scientists and businesspeople, we extend our sincerest gratitude for your continued support of and investment in bioAffinity Technologies.

Sincerely,

Maria Zannes
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2025

Notice is hereby given that bioAffinity Technologies, Inc. (the “Company” or “bioAffinity Technologies”) will host its annual meeting of stockholders (the “Annual Meeting”) on Friday, June 6, 2025, at 8:00 a.m. Central Time. The Annual Meeting will be held in person at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217. The Annual Meeting is being held for the following purposes:

(1)	To elect the seven director nominees listed in the accompanying proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

(3)	to approve an amendment to the Company’s Certificate of Incorporation, as amended, in substantially the form attached to the accompanying proxy statement as Appendix A, at the discretion of our Board of Directors (the “Board”), to effect a reverse stock split with respect to the Company’s issued and outstanding shares of common stock, par value $0.007 per share (“Common Stock”), including stock held by the Company as treasury shares, at a ratio of 1-for-2 to 1-for-25 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment (the “Reverse Stock Split Proposal”);

(4)	To approve, pursuant to Nasdaq listing rules, the issuance of up to an aggregate of 2,926,166 shares of our Common Stock upon the exercise of our Common Stock purchase warrants issued in connection with our private placement offering that closed on February 26, 2025, that may be equal to or exceed 20% of our Common Stock outstanding before such offering (the “Warrant Exercise Proposal”);

(5)	To approve a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or the Warrant Exercise Proposal (the “Adjournment Proposal”); and

(6)	To transact such other business as may lawfully come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 8, 2025, are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. A list of stockholders of record at the close of business on April 8, 2025, will be available for inspection by any stockholder for a period of ten days prior to the Annual Meeting at our principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

The Notice of Internet Availability of Proxy Materials will be mailed to our stockholders on or about April [ ], 2025. If you previously requested electronic or paper delivery of the proxy materials, you will be sent the proxy statement, the accompanying proxy card and our 2024 Annual Report to Stockholders, which is not a part of our proxy solicitation materials, on or about April [ ], 2025. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying proxy statement and to submit your proxy or voting instructions as soon as possible. In order to ensure the representation of a quorum at the Annual Meeting, stockholders who do not expect to attend the Annual Meeting are urged to vote as soon as possible. For information on how to vote your shares, please refer to the section of the proxy statement entitled “Questions and Answers About the Proxy Materials and the Annual Meeting” and to the instructions provided in your proxy card or Notice of Internet Availability of Proxy Materials or by your broker, bank, or other nominee.

By Order of the Board of Directors:

Maria Zannes
President and Chief Executive Officer
Dated: April [●], 2025

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on June 6, 2025

The proxy statement and the 2024 Annual Report to Stockholders are available at www.proxyvote.com.

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2025

GENERAL INFORMATION

The Board of Directors (the “Board”) of bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), is soliciting proxies to be used at the 2025 Annual Meeting of Stockholders to be held on Friday, June 6, 2025, at 8:00 a.m. Central Time (the “Annual Meeting”) at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217. This proxy statement (this “Proxy Statement”) and the 2024 Annual Report to Stockholders, which is not a part of our proxy solicitation materials, are posted on the internet at www.proxyvote.com, and the Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our stockholders on or about April [ ], 2025. If you previously requested electronic or paper delivery of the proxy materials, you will be sent this Proxy Statement, the accompanying proxy card, and the 2024 Annual Report to Stockholders on or about April [●], 2025.

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of seven directors	FOR each Director Nominee	[●]

Ratification of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	[●]

Approval of a reverse stock split with respect to the Company’s issued and outstanding shares of common stock, par value $0.007 per share (“Common Stock”), at a ratio of 1-for-2 to 1-for-25 (the “Reverse Stock Split Proposal”)	FOR	[●]

Approval of the issuance of up to an aggregate of 2,926,166 shares of our common stock upon the exercise of our common stock purchase warrants issued in connection with our private placement offering that closed on February 26, 2025 (the “Warrant Exercise Proposal”)	FOR	[●]

Approval of an adjournment of the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or the Warrant Exercise Proposal	FOR	[●]

In addition to these matters, stockholders may be asked to vote on such other business as may properly come before the Annual Meeting.

Even if you plan to attend the Annual Meeting, please vote in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of bioAffinity Technologies, Inc. is soliciting your proxy to be used at the Annual Meeting.

Why did I receive a one-page Notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to mail to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may access proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our Annual Meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Friday, June 6, 2025, at 8:00 a.m. Central Time, at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

What do I need to do if I would like to attend the Annual Meeting?

If you wish to attend the Annual Meeting in person, you must present a valid form of photo identification, such as a driver’s license. If you are a beneficial owner of common stock that is held of record by a bank, broker, or other nominee, you will also need proof of ownership to be admitted. In this regard, a recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. The Company reserves the right to prohibit cameras, recording equipment, or electronic devices in the Annual Meeting.

What am I voting on at the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

Proposal No. 1: To elect the seven director nominees listed in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Proposal No. 2: To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Proposal No. 3: To consider and approve an amendment to the Company’s Certificate of Incorporation, as amended, in substantially the form attached to this Proxy Statement as Appendix A, at the discretion of our Board, to effect a reverse stock split (the “Reverse Stock Split”) with respect to the Company’s issued and outstanding shares of Common Stock, including stock held by the Company as treasury shares, at a ratio of 1-for-2 to 1-for-25 (the “Range”), with the ratio within such Range (the “Reverse Stock Split Ratio”) to be determined at the discretion of the Board and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment (the Reverse Stock Split Proposal);

Proposal No. 4: To consider and approve the issuance of up to an aggregate of 2,926,166 shares of our common stock upon the exercise of our common stock purchase warrants issued in connection with our private placement offering that closed on February 26, 2025, that may be equal to or exceed 20% of our common stock outstanding before such offering (the Warrant Exercise Proposal).

Proposal No. 5: To consider and approve the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal and the Warrant Exercise Proposal (the “Adjournment Proposal”).

Additionally, the proxies, at their discretion and if designated as such, are authorized to vote upon such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

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Who is entitled to vote?

Stockholders as of the close of business on the record date of April 8, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting or any postponement or adjournment thereof. As of the Record Date, there were 18,255,824 shares of Common Stock outstanding.

How many votes per share of Common Stock held are stockholders entitled to?

Stockholders have one vote per share on all matters presented at the Annual Meeting.

What is the difference between holding shares of Common Stock as a “stockholder of record” and holding shares in “street name”?

Shares held as a “stockholder of record” (also called a “registered holder”) are shares held directly in your name. Shares held in “street name” are shares held for you in an account with a broker, bank, or other nominee.

How do I vote my shares?

If you are a registered holder, you may vote:

●	By internet. Via the Internet at www.proxyvote.com.;

●	By telephone. If you are located within the United States and Canada, call 1-800-690-6903 (toll-free) from a touch-tone telephone;

●	By mail. By returning a properly executed proxy card in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

●	In person. You may vote in person at the Annual Meeting.

To vote online or via telephone, you will need your unique control number. You can find the control number on your proxy card or Notice. Be sure to have your proxy card or your Notice in hand and follow the instructions. Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on June 5, 2025, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than June 5, 2025.

If you hold your shares in street name, you may vote:

●	By internet*. Via the Internet at www.proxyvote.com. To vote online, you will need your unique control number;

●	By telephone*. If you are located within the United States and Canada, call 1-800-454-8683 (toll-free) from a touch-tone telephone;

●	By mail: By returning a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available; or

●	In person: To do so, you must request a legal proxy from your broker, bank, or other nominee and present it at the Annual Meeting.

*Not all street name holders may be able to vote at the web address and phone number provided above.

If your shares are held in street name, please check the voting instruction form or Notice provided to you by your broker, bank, or other nominee for internet or telephone voting availability. If internet and/or telephone voting are available to a street name holder, such facilities will close at 11:59 p.m. Eastern Time on June 5, 2025. To vote online or via telephone, you will need your unique control number. You can find the control number on your voting instruction form or Notice. Be sure to have your voting instruction form or your Notice in hand and follow the instructions.

What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

All shares held by recordholders entitled to vote, represented by a properly executed and unrevoked proxy received in time for the Annual Meeting, will be voted in accordance with the instructions given. In the absence of such instructions, shares will be voted as recommended by the Board. The persons named as proxies will also be authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. If any nominee for director is unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board recommends.

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What are “broker non-votes”?

Banks, brokers, and other agents acting as nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers, banks, or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the New York Stock Exchange. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management supported. We believe that Proposals 2, 3 and 5 will be treated by the New York Stock Exchange as routine matters and Proposals 1 and 4 will be treated by the New York Stock Exchange as non-routine matters. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this Proxy Statement has been distributed. As such, it is important that you provide voting instructions to your broker, bank, or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

What constitutes a quorum?

A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of the holders of thirty-four percent (34%) of the outstanding shares of stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Voting Options	Impact of “Abstain” Vote	Impact of Broker Non-Votes
Proposal No. 1: Election of Directors	Each nominee must receive a majority of the votes cast at the Annual Meeting in favor of the nominee’s election in order for the nominee to be elected to the Board. With respect to each director nominee, a majority of the votes cast means that the number of shares voted “FOR” the nominee must exceed the number of shares voted “AGAINST” such nominee’s election.	“FOR” “AGAINST” “ABSTAIN”	No effect	No effect

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable

Proposal No. 3: Reverse Stock Split Proposal	The affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on this proposal is required.	“FOR” “AGAINST” “ABSTAIN”	No effect	Not applicable

Proposal No. 4: Warrant Exercise Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	No effect

Proposal No. 5: Adjournment Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable

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How does the Board recommend that I vote?

The Board recommends that you vote your shares:

●	“FOR” the seven director nominees for election to the Board (Proposal No. 1);

●	“FOR” the ratification of the approval of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025 (Proposal No. 2);

●	“FOR” the approval of the Reverse Stock Split Proposal (Proposal No. 3);

●	“FOR” the Warrant Exercise Proposal (Proposal No. 4); and

●	“FOR” the Adjournment Proposal (Proposal No. 5).

Who will count the vote?

One or more inspectors of election at the Annual Meeting will tabulate and certify the votes.

What does it mean if I receive more than one set of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, please submit your proxy for each set of Proxy Materials via the internet, telephone or by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

●	sending a written statement to that effect to the attention of the Company’s Secretary at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, provided such statement is received no later than 11:59 p.m. Eastern Time on June 5, 2025;

●	voting again by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on June 5, 2025;

●	submitting a properly signed proxy card to the attention of the Company’s Secretary at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, with a later date that is received no later than 11:59 p.m. Eastern Time on June 5, 2025; or

●	attending and voting at the Annual Meeting on June 6, 2025.

Your last vote is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

If you hold shares in street name, please refer to information from your bank, broker, or other intermediary on how to revoke or submit new voting instructions.

Who will pay for the cost of this proxy solicitation?

The Company will pay for the cost of soliciting proxies. Some of the Company’s directors, officers, or employees may (for no additional compensation) solicit proxies in person or by telephone, email, or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

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THE BOARD OF DIRECTORS AND CERTAIN CORPORATE GOVERNANCE MATTERS

The Company is committed to implementing sound corporate governance practices, adhering to a robust corporate ethics policy, and equipping the Board and executive team with the tools and training necessary to manage the Company for the long-term benefit of the Company’s stockholders and the Company’s long-term sustainability. The Board has implemented a number of enhancements to the Company’s corporate governance practices, including adopting a majority vote standard for director elections.

Director Independence

The Company’s Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”). The Nasdaq Stock Market LLC Rules (the “Nasdaq Rules”) require that a majority of the Board be “independent directors,” as defined in Nasdaq Rule 5605(a)(2). The Nasdaq listing standards subject members of the Company’s Audit Committee and Compensation Committee to additional independence requirements. The Board has affirmatively determined that each of the Company’s non-employee directors, which include Messrs. Robert Anderson, Stuart Diamond, Peter Knight, Gary Rubin, and Jamie Platt are independent directors under the Nasdaq Rules and listing standards, including with respect to each director’s committee service. Stuart Diamond has advised us that he will not stand for re-election at the Annual Meeting, but will continue as a director until the expiration of his current term at the Annual Meeting. Therefore, Mr. Diamond’s term will expire at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has reduced the size of the Board to seven directors at the Annual Meeting.

Leadership Structure

Maria Zannes has served as the Company’s President and Chief Executive Officer (“CEO”) since the Company’s inception in March 2014. Steven Girgenti has served as the Company’s Executive Chairman since November 2014. In addition to the roles of the President, CEO, and Executive Chairman, the Company’s By-laws require the Board to elect or appoint a Chief Financial Officer, a Treasurer, and a Secretary, who collectively serve as the officers of the Company. Any two or more offices may be held by the same person.

The Board does not have a policy regarding whether the roles of the Executive Chairman and CEO should be separate or combined. The Board believes that it should retain flexibility in deciding from time-to-time which leadership structure is in the best interests of the Company and its stockholders. At this time, the Board believes that separating the Executive Chairman and CEO roles best serves the needs of the Company’s business, enabling the Company to benefit from Mr. Girgenti’s extensive experience in healthcare marketing strategies, financing, and business diversification through merger and acquisition opportunities along with his skill in building emerging growth companies into multi-national corporations, while leveraging Ms. Zannes’ legal and regulatory background, experience in project management and team leadership, long-standing relationships with the team of award-winning scientists and business leaders that she has built to advance the Company’s objectives, and passion for defining and advancing the Company’s strategic goals.

Communications with the Board of Directors

Stockholders may communicate directly with the Board. All communications should be in writing and directed to the Company Secretary, Timothy P. Zannes, at bioAffinity Technologies, Inc., 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, and should prominently indicate on the outside of the envelope that it is intended for the Board. The Company Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed appropriate, the Company Secretary will forward correspondence to the Chairman of the Board or any specific director or Committee to whom the correspondence is directed.

Board Committees

The Board directs and oversees the management of the Company’s business and affairs and has three standing committees, consisting of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee operates under a Board-approved charter, a copy of which is available on the Investor Relations section of the Company’s website at ir.bioaffinitytech.com and can be accessed through the “Governance Documents” hyperlink under the “Governance” tab.

Audit Committee

The Audit Committee currently consists of Stuart Diamond (Chairman), Robert Anderson, and Gary Rubin, all of whom have been deemed independent by the Board in accordance with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Nasdaq Rules. Upon conclusion of the Annual Meeting, the Audit Committee will consist of Peter Knight (Chairman), Gary Rubin and Robert Anderson. The Board has also determined that Peter Knight and Gary Rubin are “Audit Committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K. All current and proposed members of the Audit Committee are financially literate, as determined by the Board, and can read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

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The responsibilities and duties of the Audit Committee are set forth in its charter and include assisting the Board in overseeing the following:

●	selecting, retaining, compensating, overseeing, and determining the retention of an independent registered public accounting firm to audit the Company’s annual financial statements, books, records, accounts, and internal controls over financial reporting and any other registered public accounting firm engaged to prepare or issue an audit report or to perform other audit, review, or attest services for the Company;

●	reviewing and discussing the results of a report prepared by the Company’s independent auditors concerning the accounting firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, peer review, or review by the Public Company Accounting Oversight Board (the “PCAOB”), and all relationships between the firm and the Company or any of its subsidiaries;

●	reviewing and discussing with the Company’s independent auditors the responsibilities of the auditors under generally accepted auditing standards; any significant risks identified during the auditors’ risk-assessment procedures; the scope, timing and results of the Company’s annual audit; and all critical accounting policies and practices to be used in the audit;

●	reviewing, approving, and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis; informing the Company’s independent auditors of the Company’s significant relationships and related-party transactions; and reviewing and discussing with the Company’s independent auditors the auditors’ evaluation of the Company’s identification of, accounting for, and disclosure of its related-party relationships and transactions;

●	recommending to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K and producing the Audit Committee Report required to be included in this Proxy Statement;

●	establishing the Company’s hiring policies for employees or former employees of the Company’s independent auditors that participated in any capacity in any Company audit;

●	monitoring the Company’s compliance with, investigating any alleged breach of, and enforcing the Company’s Code of Business Conduct and Ethics;

●	reviewing and discussing the Company’s policies regarding information technology security and protection from cyber risks;

●	reviewing with the Company’s general counsel and outside legal counsel any legal and regulatory matters that could impact the Company’s financial statements; and

●	reporting regularly to the Board on the Audit Committee’s discussion and actions, including any significant issues or concerns that arise at the Audit Committee meetings.

For additional information on the Audit Committee’s role and its oversight of the independent auditor during 2024, see “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Gary Rubin (Chairman), Peter Knight, and Robert Anderson, each of whom has been deemed independent by the Board in accordance with the applicable Nasdaq Rules. The Nominating and Corporate Governance Committee is primarily responsible for identifying qualified candidates for nomination to the Board and for developing and maintaining the Company’s corporate governance policies.

The responsibilities and duties of the Nominating and Corporate Governance Committee are set forth in its charter and include the following:

●	identifying and screening individuals qualified to become members of the Board, consistent with Board-approved criteria;

●	making recommendations to the Board concerning the selection and approval of director-nominees to be submitted to a stockholder vote at the Annual Meeting, subject to the Board’s approval;

●	developing and recommending for the Board’s approval standards for assessing whether a director has a relationship with the Company that would impair director independence; and

●	reporting regularly to the Board regarding the Nominating and Corporate Governance Committee’s actions and making recommendations to the Board as appropriate.

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For more information concerning the Nominating and Corporate Governance Committee’s process of making director nominations and the current director nominees, see Proposal No. 1.

Compensation Committee

The Compensation Committee currently consists of Peter Knight (Chairman), Stuart Diamond, and Jamie Platt, but upon conclusion of the Annual Meeting the Compensation Committee will consist of Peter Knight (Chairman) and Jamie Platt. The Board has determined that each current and proposed Compensation Committee member is independent according to the applicable Nasdaq Rules and the Company’s independence guidelines.

The responsibilities and duties of the Compensation Committee are set forth in its charter and include the following:

●	reviewing and approving annually the corporate goals and objectives applicable to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives, and determining and approving the CEO’s compensation level based on the Compensation Committee’s evaluation;

●	reviewing and approving the compensation of all of the Company’s other executive officers;

●	assessing, making recommendations to the Board regarding, and administering the Company’s incentive-compensation plans and equity-based plans, including designating the recipients, amounts, and terms and conditions applicable to the awards to be granted under each plan;

●	reviewing and discussing at least annually the relationship between compensation and risk-management policies and practices;

●	reviewing at least annually all director compensation and benefits for service on the Board and Board committees and recommending any changes to the Board as necessary; and

●	reporting regularly to the Board regarding the Compensation Committee’s actions and making recommendations to the Board as appropriate.

Attendance at Board Meetings

During 2024, the Board held four meetings, the Audit Committee held four meetings, the Compensation Committee held one meeting, and the Nominating and Corporate Governance Committee held one meeting. During 2024, each current member of the Board of Directors attended at least 75% of the total number of Board meetings and, to the extent applicable, of the total number of meetings held by all Board committees on which such director served. The Board also took action on a number of occasions as needed without a physical meeting in the form of unanimous written consents.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are encouraged to attend annual stockholder meetings. Three of our directors at that time attended the 2024 annual meeting of stockholders.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct (“Code of Ethics”) applicable to all of the Company’s directors, officers, and employees. If we amend or grant any waiver of a provision of our Code of Ethics that applies to our directors or executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law. A copy of the Code of Ethics is available on the Investor Relations section of the Company’s website at ir.bioaffinitytech.com and can be accessed through the “Governance Documents” hyperlink under the “Governance” tab. The information on the website is not and should not be considered part of this Proxy Statement and is not incorporated by reference in this Proxy Statement.

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Insider Trading Policy

The Company has adopted an amended and restated insider trading (the “Trading Policy”) that is designed to promote compliance with federal securities laws, rules and regulations, as well as the rules and regulations of the Nasdaq Stock Market. The Trading Policy provides our standards on trading and causing the trading of our securities while in possession of confidential information. It prohibits trading in certain circumstances and applies to us and all of our directors, officers and employees who have access to material nonpublic information (“MNPI”) about the Company and from giving MNPI to others who may trade on the basis of such information. Under the policy, Timothy Zannes, the Company’s Executive Vice President, Secretary, and General Counsel, is designated as the Company’s Insider Trading Compliance Officer (the “Compliance Officer”). Prior to engaging in transfers of Company securities intended to comply with the affirmative defense provided under Rule 10b5-1 promulgated under the Exchange Act, employees, officers, and directors must receive the Compliance Officer’s approval. The Trading Policy is annexed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.

Prohibition against Short Sales and Hedging

Pursuant to our Insider Trading Policy, we prohibit our employees, officers and directors from trading in any interest or position relating to the future price of Company securities, such as a put, call or short sale (including a short sale “against the box”).

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee but rather administers its oversight function directly through the Board as a whole and through its standing committees that address risks inherent in their respective oversight areas. In particular, the Board is responsible for monitoring and assessing strategic risk exposure. The Audit Committee has the responsibility to consider and discuss (i) the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures, which includes establishing guidelines and policies to govern the process by which risk assessment and management is undertaken and (ii) policies regarding information technology security and protection from cyber risks The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the Company’s external audit function.

The Nominating and Corporate Governance Committee monitors the effectiveness of the Company’s corporate governance guidelines. The Compensation Committee assesses and monitors whether any of the Company’s compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the full Board is regularly informed of such risks through committee reports and otherwise. While the Board oversees the Company’s overall risk management, the day-to-day management processes are executed by the Company’s management team. The Company believes that division of responsibilities enables the Company to address risks most effectively.

Role of the Board in Human Capital Oversight

The Company places significant emphasis on the recruitment, development, and retention of its employees who include award-winning scientists dedicated to advancing scientific discovery from bench to bedside. We employ 57 employees at the time of this filing, 21 employed by bioAffinity Technologies and 36 employed by PPLS. We place significant emphasis on the recruitment, development, and retention of our employees who include award-winning scientists dedicated to advancing scientific discovery from bench to bedside. Of our seven employees engaged in research and development, all of whom are employed full-time, three hold Ph.Ds in biology or medicinal chemistry. Of the 36 employees at PPLS, nearly 40% have worked at our clinical laboratory for more than five years.

Our Chief Science Officer, William Bauta, Ph.D., was the Associate Director of Science at Genzyme Corporation and held a similar position at Ilex Products, Inc., where he was responsible for the discovery, development and FDA approval of therapeutics in the companies’ pipelines, and Manager of Medicinal and Process Chemistry at Southwest Research Institute. Business development is led by our Chief Operating Officer, Xavier Reveles, who has 25 years of experience as a clinical geneticist skilled in the creation and management of CLIA clinical laboratories, coding, and CPT reimbursement valuations. Mr. Reveles is board certified by the American Society of Clinical Pathology as a clinical specialist in cytogenetics who has successfully launched multiple diagnostics and commercial laboratories. We have attracted experienced salespeople with a proven record in the pulmonary field. In November 2023, we hired a National Sales Director who has more than 15 years of experience in medical sales and marketing, most recently as Executive Account Manager for the respiratory portfolio of Olympus America’s therapeutic solutions division. Our innovative and collaborative culture is in part responsible for our ability to attract and retain highly skilled professionals seeking professional advancement. Outside partnerships and collaborations that advance business and scientific research are encouraged, allowing us to multiply workforce efforts without expending significant capital.

The Board, led by the Compensation Committee, oversees employee compensation and incentivization programs. The Company’s compensation systems reflect the Company’s emphasis on retention and development. The Board also oversees the Company’s efforts to provide pay, benefits, and services that help meet the varying needs of its employees. Compensation and benefits include market-competitive pay, retirement programs, broad-based bonuses, stock options, health and welfare benefits, financial counseling, paid time off, and family leave.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board Composition and Election

The Company’s By-laws require the Board to consist of at least five but not more than eight directors. Currently, the Board consists of eight directors. Stuart Diamond has advised us that he will not stand for re-election at the Annual Meeting, but will continue as a director until the expiration of his current term at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has determined to reduce the size of the Board to seven directors as of the Annual Meeting. Each of the Company’s current directors other than Stuart Diamond is being nominated for re-election to the Board. The Board, by resolution, has set at seven the number of persons to be elected to the Board at the Annual Meeting.

Directors are elected annually and hold office until their respective successors are duly elected and qualified. Each director nominee currently serves as a director of the Company. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the seven nominees named below to constitute the entire Board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

Board Nominations

The Board has established a Nominating and Corporate Governance Committee that operates pursuant to a charter adopted by the Board.

The Nominating and Corporate Governance Committee Charter sets forth criteria that the Committee may consider, among other criteria deemed appropriate by the committee, in recommending candidates for election to the Board. The Board has no formal policy regarding diversity, but diversity is considered when evaluating nominees because the Board believes that gender and minority representation is a key component in attaining the diverse array of viewpoints sought by the Board among its members. The Company also does not have formal stock ownership guidelines for directors, but ownership of the Company’s Common Stock by directors is encouraged and, in part, facilitated by grants of stock options and restricted stock awards to directors as described below under “Executive and Director Compensation – Director Compensation.”

Directors are not restricted to term limits, but the Board considers each director’s tenure, level of involvement on the Board, and other attributes and qualities to determine whether to approve a director as a nominee for re-election.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders if provided with the following: (i) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate; (ii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director; and (iii) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board. Any recommendations received from stockholders will be evaluated in the same manner that other potential nominees are evaluated. Any stockholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth above under “Communications with the Board of Directors.” With respect to the timing of stockholder nominations for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”), please see the discussion set forth below under “Stockholder Proposals For 2026 Annual Meeting.” The Company received no nominations of board candidates from any stockholders for this year’s Annual Meeting.

Director Nominee Information

Certain information concerning each director nominee as of April 8, 2025, is set forth below.

Director Nominee	Age	Director Since	Current Company Position(s)
Maria Zannes, JD	69	March 2014	President, CEO, and Director
Steven Girgenti	79	March 2014	Executive Chairman and Director
Robert Anderson	84	March 2014	Director (1) (3)
Peter Knight(4)	74	May 2018	Director (1*) (2*) (3)
Gary Rubin	69	October 2017	Director (1) (3*)
Roby Joyce, MD	77	September 2023	Director
Jamie Platt, PhD	58	December 2023	Director (2)

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Peter Knight is not a current member of the Audit Committee, but the Board has appointed him as a member and Chairman of the Audit Committee effective as of the conclusion of the Annual Meeting.
*	Committee Chairman

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The business experience, qualifications, attributes, and skills that led the Nominating and Corporate Governance Committee to nominate each director nominee are provided below.

Director Qualifications and Experience

In determining which director nominees to nominate for election to the Board, the Board considered an array of factors related to each nominee’s primary experience, qualifications, attributes, and skills. Among such factors, the Board evaluated each nominee’s professional standing in the nominee’s chosen field, experience in financial services or related industries, experience reviewing financial statements and financial matters, civic and community involvement, qualification for director independence, leadership and team building skills, diversity by race, gender, or culture, degree of collegiality and insightfulness, and stock ownership in the Company.

Director Biographical Information

The biographical information of each director nominee is included in this Proxy Statement under “Directors, Executive Officers, and Corporate Governance – Biographical Information.”

Vote Required

If a quorum exists, the nominees for director receiving a majority of the votes cast (i.e., the number of shares voted “for” a director nominee exceeds the number of votes cast “against” that nominee), will be elected as directors. Abstentions and broker non-votes are not votes cast and will have no effect on the outcome of this vote.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE

NAMED DIRECTOR NOMINEES TO BE ELECTED TO THE BOARD OF DIRECTORS.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appoints and determines whether to re-engage the Company’s independent registered public accounting firm based on its qualifications, performance, and independence. When evaluating the Company’s independent registered public accounting firm, the Audit Committee considers the quality, proficiency, and cost-effectiveness of the firm’s services, the industry knowledge, experience in auditing public company financials, performance, and responsiveness of the lead audit partner and the audit team assigned to the Company’s account, and the firm’s overall reputation and knowledge of the Company’s operations.

Our independent registered public accounting firm for the 2024 fiscal year was the firm of WithumSmith+Brown, PC (“Withum”). After considering the factors listed above, among others, the Audit Committee has re-appointed Withum to serve as the Company’s independent registered public accounting firm for the 2025 fiscal year. Representatives of Withum are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The ratification of the appointment of the Company’s independent auditor is not a matter that is required to be submitted to a vote of stockholders, but as a matter of good corporate governance, the Board considers it appropriate for the stockholders to express whether they ratify the appointment. If stockholder ratification is not obtained, the Board would consider an alternative appointment for the succeeding fiscal year.

Vote Required

The ratification of the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFYING THE APPOINTMENT OF

WITHUMSMITH+BROWN, PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEE INFORMATION

The table below shows the aggregate fees for professional services rendered by Withum to us as of and for the years ended December 31, 2024 and 2023:

	For the Year Ended December 31,
	2024	2023
Audit Fees(1)	$273,940	$346,760
Audit-Related Fees(2)	35,360	63,440
Tax Fees	—	—
All Other Fees(3)	—	—
Total Fees	309,300	410,200

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of the Company’s consolidated financial statements, review of interim condensed consolidated financial statements included in the Company’s quarterly reports, reviews of registration statements and prospectuses, and services normally provided in connection with statutory and regulatory filings or engagements.
(2)	“Audit-Related Fees” consist of fees generally related to accounting advice, and comfort letter and consent services performed in connection with the Company’s equity offerings.
(3)	“All Other Fees” consist of fees for all other services other than those reported above.

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PRE-APPROVAL POLICIES AND PROCEDURES OF THE AUDIT COMMITTEE

The charter of the Audit Committee requires the Audit Committee to pre-approve all audit and permitted non-audit and tax services that may be provided by the Company’s independent registered public accounting firm and to establish policies and procedures for the Audit Committee’s pre-approval of permitted services by the Company’s independent registered public accounting firm on an on-going basis. The Audit Committee is also authorized to delegate any of its responsibilities and the authority to act in relation to such responsibilities to one or more subcommittees as the Audit Committee deems appropriate in its sole discretion.

The Audit Committee pre-approves all audit and permissible non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services and related fees do not impair the independent registered public accounting firm’s independence. The independent registered public accounting firm must provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the chairperson of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, Company structure, or other matters. The Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the independent registered public accounting firm. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the SEC. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee.

All of Withum’s services and fees in fiscal years 2024 and 2023 were pre-approved by the Audit Committee in accordance with its pre-approval policy.

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AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing objective and independent oversight of the Company’s accounting functions and internal controls and is primarily responsible for overseeing the Company’s financial reporting and disclosure process. A brief description of the Audit Committee’s principal functions is provided in this Proxy Statement under the discussion of “Board Committees – Audit Committee.”

Under the Audit Committee’s Board-approved charter, the tasks of the Audit Committee include but are not limited to: (i) selecting and retaining the Company’s independent registered public accounting firm to act as the Company’s independent auditor; (ii) approving all audit engagement fees and terms; (iii) pre-approving all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditor or other registered public accounting firms; (iv) evaluating the qualifications, performance, and independence of the Company’s independent auditor; (v) reviewing and discussing with the Company’s independent auditor all critical accounting policies and practices to be used in the Company’s audit; (vi) reviewing the internal quality control procedures of the Company’s independent auditor and any material issues raised by the most recent internal quality control review, peer review, or Public Company Accounting Oversight Board (“PCAOB”) review or inspection of the firm; (vii) reviewing all related-party transactions; and (viii) monitoring the Company’s compliance with all legal and regulatory requirements. A copy of the charter of the Audit Committee is available on the Investor Relations section of the Company’s website at ir.bioaffinitytech.com and can be accessed through the “Governance Documents” hyperlink under the “Governance” tab.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2024, with the Company’s management. The Audit Committee has discussed with the Company’s independent registered public accounting firm, WithumSmith+Brown, PC, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable PCAOB requirements regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions with management and the Company’s independent auditor referenced above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC.

This report by the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

Submitted by the Audit Committee of the Board of Directors:

Mr. Stuart Diamond (Chairman)

Mr. Gary Rubin

Mr. Robert Anderson

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PROPOSAL NO. 3

APPROVAL OF THE REVERSE STOCK SPLIT

The Board of Directors has adopted a resolution setting forth a proposed amendment to our Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of Common Stock, a copy of which is set forth in the certificate of amendment annexed to this Proxy Statement as Appendix A, declared such amendment advisable, and is recommending that our stockholders approve, such proposed amendment. Such amendment will be effected after stockholder approval thereof only in the event the Board still deems it advisable. Holders of our Common Stock are being asked to approve the proposal that Section 4 of our Certificate of Incorporation be amended to effect a reverse stock split of the Common Stock at a ratio in the range of one (1) share of Common Stock for every two (2) shares of Common Stock to one (1) share of Common Stock for every twenty five (25) shares of Common Stock. If the Reverse Stock Split is approved by our stockholders and if a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to our Certificate of Incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of Common Stock. If the Board of Directors does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, this vote will be of no further force and effect and the Board will again seek stockholder approval before implementing any reverse stock split after that time. The Board of Directors may abandon the proposed amendment to effect the Reverse Stock Split at any time prior to its effectiveness, whether before or after stockholder approval thereof.

As of the Record Date, the Company had 18,255,824 shares of Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-10, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 1,825,582 shares. The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock, and the continued listing requirements of the Nasdaq Capital Market. See below for a discussion of the factors that the Board considered in determining the Range, some of which included, but was not limited to, the following: the historical trading price and trading volume of the Common Stock; the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short-term and long-term, and general market, economic conditions, and other related conditions prevailing in our industry.

The Reverse Stock Split, if effected, will not change the number of authorized shares of Common Stock or Preferred Stock, or the par value of Common Stock or Preferred Stock; however, effecting the Reverse Stock Split will provide for additional shares of authorized but unissued shares of Common Stock. As of the date of this Proxy Statement, our current authorized number of shares of Common Stock is sufficient to satisfy all of our share issuance obligations and current share plans and we do not have any current plans, arrangements or understandings relating to the issuance of the additional shares of authorized Common Stock that will become available for issuance following the Reverse Stock Split.

Purpose and Background of the Reverse Stock Split

The Board’s primary objective in asking for authority to effect a reverse split is to increase the per-share trading price of our Common Stock. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

As background, we received notice February 7, 2025 from the Staff of the Nasdaq notifying us of our noncompliance with Nasdaq Listing Rule 5550(a)(2) by failing to maintain a minimum bid price for our Common Stock on Nasdaq of at least $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). The notice has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on The Nasdaq Capital Market under the symbol “BIAF.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until August 6, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2). Compliance may be achieved without further action if the closing bid price of the Company’s common stock is at or above $1.00 for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify the Company if it determines it is in compliance and the matter will be closed; however, Nasdaq may require the closing bid price to equal or to exceed the $1.00 minimum bid price requirement for more than 10 consecutive business days before determining that a company complies.

If, however, the Company does not achieve compliance with the Minimum Bid Price Requirement by August 6, 2025, the Company may be eligible for additional time to comply. In order to be eligible for such additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and must notify Nasdaq in writing of its intention to cure the deficiency during the second compliance period. Accordingly, we are hereby asking our stockholders to approve a reverse split to, among other things, give us the option to seek to regain compliance with the Minimum Bid Price Requirement.

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The Board of Directors believes that the failure of stockholders to approve the Reverse Stock Split Proposal could prevent us from maintaining compliance with the Minimum Bid Price Requirement and could inhibit our ability to conduct capital raising activities, among other things. If Nasdaq delists the Common Stock, then the Common Stock would likely become traded on an over-the-counter market such as those maintained by OTC Markets Group Inc., which do not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in Common Stock may decline and certain institutions may not have the ability to trade in the Common Stock, all of which could have a material adverse effect on the liquidity or trading volume of the Common Stock. If the Common Stock becomes significantly less liquid due to delisting from Nasdaq, our stockholders may not have the ability to liquidate their investments in the Common Stock as and when desired and we believe our ability to maintain analyst coverage, attractive investor interest, and have access to capital may become significantly diminished as a result.

If the stockholders approve the Reverse Stock Split Proposal and the Board determines to implement the Reverse Stock Split, we will file a certificate of amendment to amend the existing provision of our Certificate of Incorporation to effect the Reverse Stock Split. The text of the form of proposed amendment is set forth in the certificate of amendment to the Certificate of Incorporation, which is annexed to this Proxy Statement as Appendix A.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the Reverse Stock Split Ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company, except those stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares determined in the manner set forth below under the heading “Fractional Shares.” After the Reverse Stock Split, each share of the Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Reverse Stock Split will not affect us continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of the Reverse Stock Split, if approved by the stockholders and implemented by the Company, current stockholders will hold fewer shares of Common Stock.

If the Board decides to implement the Reverse Stock Split, the Company would communicate to the public, prior to the effective time of the Reverse Stock Split, additional details regarding the Reverse Stock Split (including the final Reverse Stock Split Ratio, as determined by the Board of Directors). By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board to determine not to proceed with, and to defer or to abandon, the Reverse Stock Split, in the Board of Director’s sole discretion. In determining whether to implement the Reverse Stock Split following receipt of stockholder approval of the Reverse Stock Split, and which Reverse Stock Split Ratio to implement, if any, the Board may consider, among other things, various factors, such as:

●	our ability to maintain our listing on the Nasdaq Capital Market;

●	the historical trading price and trading volume of the Common Stock;

●	the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short and long term;

●	which Reverse Stock Split Ratio would result in the greatest overall reduction in our administrative costs; and

●	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

To increase the per share price of our Common Stock. As discussed above, the primary objective for effecting the Reverse Stock Split, should our Board choose to effect one, would be to increase the per share price of our Common Stock and regain compliance with the Nasdaq Minimum Bid Price Requirement. Our Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split, could, among other things, help us to appeal to a broader range of investors, generate greater investor interest in the Company, and improve the perception of our Common Stock as an investment security. Our Common Stock is listed on the Nasdaq Capital Market and the failure to comply with the $1.00 minimum bid price requirement may be cured by effecting the Reverse Stock Split.

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To potentially improve the liquidity of the Common Stock. A Reverse Stock Split could allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks whose price is below certain thresholds), potentially increasing trading volume and liquidity of the Common Stock and potentially decreasing the volatility of the Common Stock if institutions become long-term holders of the Common Stock. A Reverse Stock Split could help increase analyst and broker interest in the Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a Reverse Stock Split negatively since it reduces the number of shares of Common Stock available in the public market. If the Reverse Stock Split Proposal is approved and the Board believes that effecting the Reverse Stock Split is in our best interest and the best interest of our stockholders, the Board may effect the Reverse Stock Split, regardless of whether our stock is at risk of delisting from Nasdaq Capital Market, for purposes of enhancing the liquidity of the Common Stock and to facilitate capital raising.

To increase the number of additional shares issuable under the Company’s charter. A Reverse Stock Split will reduce the nominal number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise of outstanding warrants, while leaving the number of shares issuable under our charter unchanged. A Reverse Stock Split will therefor effectively increase the number of shares of the Common Stock that we are able to issue. This effective increase will facilitate future capital fundraising on our part. Some investors may find the Common Stock more attractive if the Reverse Stock Split is effected with additional assurance that we are unlikely to be limited in our ability to access needed capital by the number of shares of our Common Sock authorized for issuance. However, other investors may find the Common Stock a less attractive investment with the knowledge that additional dilution of the Common Stock is possible.

Potential Anti-takeover Effects of the Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The relative increase in the number of shares of our Common Stock available for issuance vis-à-vis the outstanding shares of our Common Stock, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. It could potentially deter takeovers, including takeovers that the Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the number of shares of authorized Common Stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increase may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Certain Risks Associated with a Reverse Stock Split

Reducing the number of outstanding shares of the Common Stock through the Reverse Stock Split Proposal is intended, absent other factors, to increase the per share market price of the Common Stock. Other factors, however, such as our financial results, market conditions, the market perception of our business and other risks, including those set forth below and in our SEC filings and reports, may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future.

The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Stock. As noted above, the principal purpose of the Reverse Stock Split Proposal is to maintain a higher average per share market closing price of the Common Stock of at least $1.00 per share in order to regain compliance with Nasdaq’s Minimum Bid Price Requirement. However, the effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted with any certainty and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all.

The Reverse Stock Split May Decrease the Liquidity of the Common Stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of the Common Stock, which could lead to increased interest in the Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for the Common Stock.

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The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Common Stock does not increase in proportion to the Reverse Stock Split Ratio, then our value, as measured by our market capitalization, will be reduced.

The Reverse Stock Split May Lead to Further Dilution of the Common Stock. Since the Reverse Stock Split Proposal would reduce the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise of outstanding warrants, while leaving the number of shares authorized and issuable under our Certificate of Incorporation unchanged, the Reverse Stock Split would effectively increase the number of shares of the Common Stock that we would be able to issue and could lead to dilution of the Common Stock in future financings.

Impact of a Reverse Stock Split If Implemented

A Reverse Stock Split would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Stock Split will be that:

●	the number of issued and outstanding shares of Common Stock (and treasury shares), if any, will be reduced proportionately based on the final Reverse Stock Split Ratio, as determined by the Board;

●	based on the final Reverse Stock Split Ratio, the per share exercise price of all outstanding warrants will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding warrants will be reduced proportionately; and

●	the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final Reverse Stock Split Ratio.

The following table sets forth the approximate number of shares of the Common Stock that would be outstanding immediately after the Reverse Stock Split based on the current authorized number of shares of Common Stock at various exchange ratios, based on 18,255,824 shares of Common Stock actually issued and outstanding as of April 8, 2025. The table does not account for fractional shares that will be paid in cash.

	Estimated Number of Shares of Common Stock Before Reverse Stock Split	Estimated Number of Shares of Common Stock After Reverse Stock Split on a 1-for-10 basis	Estimated Number of Shares of Common Stock After Reverse Stock Split on a 1-for-25 basis
Authorized Common Stock	100,000,000	100,000,000	100,000,000
Shares of Common Stock issued and outstanding	18,255,824	1,825,582	730,232
Shares of Common Stock issuable under outstanding options, warrants or reserved for issuance under existing plans	14,417,258	1,441,725	576,690
Shares of Common Stock authorized but unissued (Authorized Common Stock minus issued and outstanding shares, shares issuable upon outstanding options, warrants and shares reserved for issuance under existing incentive plans)	67,326,918	96,732,693	98,693,078

We are currently authorized to issue a maximum of 100,000,000 shares of our Common Stock. As of the Record Date, there were 18,255,824 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

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Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. Although we consider financing opportunities from time to time, we do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected, but some of the additional shares underlie warrants which could be exercised after the Reverse Stock Split is effected.

Effects of the Reverse Stock Split

Management does not anticipate that our financial condition, the percentage ownership of Common Stock by management, the number of our stockholders or any aspect of our business will materially change as a result of the Reverse Stock Split. Because the Reverse Stock Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders, except to the extent the Reverse Stock Split will result in fractional shares, as discussed in more detail below.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq Capital Market (other than to the extent it facilitates compliance with Nasdaq Capital Market continued listing standards). Following the Reverse Stock Split, the Common Stock will continue to be listed on the Nasdaq Capital Market, although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures, or CUSIP number.

The rights of the holders of the Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of the Common Stock immediately after effecting the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split. The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which would take place at the Board’s discretion. The exact timing of the filing of the Reverse Stock Split Amendment, if filed, would be determined by the Board based on its evaluation as to when such action would be the most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, if the Board, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to proceed with the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Effect on Par Value; Reduction in Stated Capital. The proposed Reverse Stock Split will not affect the par value of our stock, which will remain at $0.007 per share of Common Stock and $0.001 per share of Preferred Stock. As a result, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split Ratio selected by the Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Book-Entry Shares. If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. We do not issue physical certificates to stockholders.

No Appraisal Rights. Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in the Reverse Stock Split Proposal, and we will not independently provide our stockholders with any such rights.

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Fractional Shares. We do not intend to issue fractional shares in connection with the Reverse Stock Split. And, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the Nasdaq Capital Market for the ten days preceding the Effective Time. After the Reverse Stock Split is effected, a stockholder will have no further interest in our Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except to receive the above-described cash payment. Stockholders should be aware that under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.

Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders (except to the extent such discussion explicitly addresses non-U.S. holders) that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

●	a bank, insurance company or other financial institution;

●	a tax-exempt or a governmental organization;

●	a real estate investment trust;

●	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

●	a regulated investment company or a mutual fund;

●	a dealer or broker in stocks and securities, or currencies;

●	a trader in securities that elects mark-to-market treatment;

●	a holder of Common Stock that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;

●	a person who holds Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

●	a corporation that accumulates earnings to avoid U.S. federal income tax;

●	a person whose functional currency is not the U.S. dollar;

●	a U.S. holder who holds Common Stock through non-U.S. brokers or other non-U.S. intermediaries;

●	a U.S. holder owning or treated as owning 5% or more of the Company’s Common Stock;

●	a person subject to Section 451(b) of the Code; or

●	a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships holding Common Stock and partners in such partnerships should consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.

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For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock that is a not a U.S. holder or a partnership for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock surrendered exceeds one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations. A U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our Common Stock, with any remaining amount being treated as capital gain. U.S. holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss as a result of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to a non-U.S. holder that receives cash in lieu of a fractional share of Common Stock and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business by such non-U.S. holder in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holder complies with certain certification requirements. If such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, the non-U.S. holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. holders, and if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply. If the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Reverse Stock Split and certain other requirements are met, the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain from the exchange of the shares of our Common Stock, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any.

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Notwithstanding the foregoing, with respect to a non-U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules), the gain will be treated as a dividend rather than capital gain to the extent of the non-U.S. holder’s ratable share of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes, then as a tax-free return of capital to the extent of (and in reduction of) the non-U.S. holder’s aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

We will withhold U.S. federal income taxes equal to 30% of any cash payments made to a non-U.S. holder as a result of the Reverse Stock Split that may be treated as a dividend, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable. For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a non-U.S. holder claiming a reduction in (or exemption from) such tax must provide us with a properly completed IRS Form W-8BEN (or other appropriate IRS Form W-8) claiming the applicable treaty benefit. Alternatively, an exemption generally should apply if the non-U.S. holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides us with an appropriate statement to that effect on a properly completed IRS Form W-8ECI.

Non-U.S. holders should consult their own tax advisors regarding possible dividend treatment and should consult their own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Common Stock pursuant to the Reverse Stock Split may be subject to information reporting and may be subject to U.S. backup withholding (currently at 24%) unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

FATCA

Under the Foreign Account Tax Compliance Act (‘‘FATCA’’), withholding taxes may apply to certain types of payments made to ‘‘foreign financial institutions’’ (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends on stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Any cash paid to a non-U.S. holder as a result of the Reverse Stock Split that is treated as dividend may be subject to withholding under FATCA unless the requirements set forth above are satisfied (if applicable) and appropriate certifications are made. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on the Reverse Stock Split Proposal at the Annual Meeting is required to approve the Reverse Stock Split Proposal. This means that to be approved, the votes cast in favor of the Reverse Stock Split Proposal must exceed the votes cast against the Reverse Stock Split Proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF
THE REVERSE STOCK SPLIT PROPOSAL.

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PROPOSAL NO. 4

APPROVAL OF THE WARRANT EXERCISE

We are seeking stockholder approval for the issuance of up to 2,926,166 shares of our Common Stock upon the exercise of common stock purchase warrants that were issued in connection with our private placement offering (the “Private Placement”) that closed on February 26, 2025, as contemplated by Nasdaq Listing Rules.

On February 25, 2025, we entered into a warrant inducement agreement (the “Inducement Agreement”) with certain holders (the “Holders”) of outstanding warrants to purchase shares of Common Stock issued in a private placement offering that closed on October 21, 2024 (the “October Warrants”) and a private placement offering that closed on August 5, 2024 (the “August Warrants” and, together with the October Warrants, collectively, the “Existing Warrants”). Pursuant to the Inducement Agreement, the Holders of the Existing Warrants agreed to exercise for cash (i) October Warrants to purchase an aggregate of up to 1,136,391 shares of Common Stock (the “October Warrant Shares”), at the reduced exercise price of $0.58 per share and August Warrants to purchase an aggregate of up to 1,302,082 shares of Common Stock (the “August Warrant Shares” and, together with the October Warrant Shares, the “Existing Warrant Shares”), at the reduced exercise price of $0.58 per share. The transactions contemplated by the Inducement Agreement (the “Warrant Inducement”) were consummated on February 26, 2025 (the “Closing Date”).

In consideration of the Holders’ immediate exercise of the Existing Warrants in accordance with the Inducement Agreement, we issued unregistered Common Stock Purchase Warrants (the “New Warrants”) to purchase an aggregate of up to 2,926,166 shares of Common Stock (120% of the number of Existing Warrant Shares issued upon exercise of the Existing Warrants) (the “New Warrant Shares”), at an exercise price of $0.85, to the Holders of the Existing Warrants. We also issued to the financial advisor, warrants to purchase up to 87,785 shares of our Common Stock with an exercise price of $0.85 (the “Advisor Warrants”).

The New Warrants will be exercisable commencing on the effective date of stockholder approval for the issuance of the shares of Common Stock issuable upon exercise of the New Warrants (the “Stockholder Approval Date”) and will expire on the fifth anniversary of the Stockholder Approval Date. If at any time after the later of August 26, 2025 (the six month anniversary of the date of issuance) and the Stockholder Approval Date there is no effective registration statement under the Securities Act for the resale of the New Warrant Shares, any holder may, in its sole discretion, elect to exercise New Warrants through a cashless exercise, in which case such holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the New Warrant.

The exercise price of the New Warrants, and the number of New Warrant Shares, are subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization, or similar transaction, as described in the New Warrants. In addition, the New Warrants provide that we may also, at any time during the term of the New Warrants, subject to the prior written consent of the applicable holder, voluntarily reduce the then current exercise price to any amount and for any period of time, subject to the rules and regulations of Nasdaq.

A holder will not have the right to exercise any portion of the New Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

In the event of a Fundamental Transaction (as such term is defined in the New Warrant), then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the New Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the New Warrants following such Fundamental Transaction. In addition, the successor entity, at the request of holders of New Warrants, will be obligated to purchase any unexercised portion of the New Warrants in accordance with the terms thereof. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the New Warrants have the right to require the Company or a successor entity to redeem the New Warrants for cash in the amount of the Black Scholes Value (as defined in the New Warrant) of the unexercised portion of the New Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction which is not in our control, including a Fundamental Transaction not approved by the Company’s Board, the holders of the New Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the New Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash, and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

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The Advisor Warrants have substantially the same terms as the New Warrants, except that they are immediately exercisable and expire on the five-year anniversary of the date of issuance. In addition, the Advisor Warrants may be exercised in a “cashless” manner if at any time after the six month anniversary of the date of issuance, there is no effective registration statement under the Securities Act for the resale of the shares of Common Stock issuable upon exercise of the Advisor Warrants.

We agreed in the Inducement Agreement to file a registration statement to register the resale of the New Warrant Shares (the “Resale Registration Statement”) within 45 calendar days of February 26, 2025 (the date of the Inducement Agreement), and to use commercially reasonable efforts to have the Resale Registration Statement declared effective by the SEC and to keep such registration statement effective at all times until the Holders no longer own any New Warrants or New Warrant Shares.

Reasons for the Warrant Exercise Proposal

Our Common Stock is listed on Nasdaq and trades under the ticker symbol “BIAF.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of an issuer prior to a private placement for less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. The closing price of our Common Stock on Nasdaq on February 24, 2025, the trading date immediately preceding the signing of the Inducement Agreement, was $0.78 per share and the average closing price of our Common Stock for the five trading days immediately preceding the signing of the Inducement Agreement was $0.81. In order to comply with Nasdaq Listing Rule 5635(d), the New Warrants are not exercisable until Stockholder Approval is obtained.

We are seeking stockholder approval for the issuance of up to an aggregate of 2,926,166 shares of our Common Stock upon the exercise of the New Warrants. Effectively, stockholder approval of this Warrant Exercise Proposal is one of the conditions for us to receive up to approximately $2.5 million in gross proceeds upon the exercise of the 2,926,166 New Warrants, if exercised for cash. Loss of these potential funds could adversely impact our ability to fund our operations.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the Warrant Inducement, as the Warrant Inducement has already been completed. We are only asking for approval to issue up to an aggregate of 2,926,166 New Warrant Shares upon exercise of the New Warrants.

Potential Consequences if Proposal No. 4 is Not Approved

The failure of our stockholders to approve this Proposal No. 4 will mean that: (i) we cannot permit the exercise of the New Warrants and (ii) may incur substantial additional costs and expenses.

Each New Warrant has an initial exercise price of $0.85 per share. Accordingly, we would realize an aggregate of up to approximately $2.5 million in gross proceeds, if all the New Warrants were exercised for cash, which could adversely impact our ability to fund our operations. However, if we were to lower the exercise price of the New Warrants we will receive less proceeds.

Potential Adverse Effects of the Approval of Proposal No. 4

If this Proposal No. 4 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the New Warrant Shares upon exercise of the New Warrants. Assuming the full exercise of the New Warrants, an aggregate of 2,926,166 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Required Vote

The affirmative vote from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Warrant Exercise Proposal at the Annual Meeting is required for approval of this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” THE WARRANT EXERCISE PROPOSAL

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PROPOSAL NO. 5

APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board of Directors believes that if the number of shares of our Common Stock outstanding and entitled to vote at the Annual Meeting is insufficient to approve the Reverse Stock Split Proposal and/or the Warrant Exercise Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal and/or the Warrant Exercise Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal and/or the Warrant Exercise Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of shares present in person or represented by proxy at the Annual Meeting will vote against the Reverse Stock Split Proposal and/or the Warrant Exercise Proposal, we could adjourn or postpone the Annual Meeting without a vote on the Reverse Stock Split Proposal and/or the Warrant Exercise Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal and/or the Warrant Exercise Proposal.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting is required to approve the Adjournment Proposal. Abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on this proposal.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The following is a list of the Company’s directors and executive officers as of April 8, 2025. As set forth in Proposal No. 1, each of the Company’s current directors has been nominated for re-election to the Board and will be submitted to the vote of the Company’s stockholders at the Annual Meeting.

Name	Age	Position(s)
Maria Zannes, JD	69	President, CEO, and Director
James Michael Edwards	58	Chief Financial Officer
Xavier Reveles	56	Chief Operating Officer
Timothy P. Zannes, JD	72	Executive Vice President, Secretary, and General Counsel
Steven Girgenti	79	Executive Chairman and Director
Robert Anderson	84	Director
Stuart Diamond	64	Director
Peter Knight	74	Director
Gary Rubin	69	Director
Roby Joyce	77	Director
Jamie Platt	58	Director

Biographical Information

Maria Zannes, JD - President, Chief Executive Officer, and Director

Maria Zannes has served as our President, Chief Executive Officer, and director since 2014. She brings more than 30 years of executive-level management experience dedicated to defining and advancing company goals and overcoming obstacles impeding corporate success. Prior to her position at bioAffinity Technologies, Ms. Zannes founded The Zannes Firm focusing on strategic solutions for private industry in the medical, environmental, and energy fields. In her current capacity as the Company’s CEO and President, she has built a team of award-winning scientists and executives who are advancing breakthrough oncology-focused diagnostics and therapeutics.

Ms. Zannes was President of the Energy Recovery Council, the national trade group for the $10 billion waste-to-energy industry, and General Manager of ECOS Corporation, a subsidiary of Burlington Environmental. Ms. Zannes also served as a project manager at Wheelabrator Technologies, Inc. where she led project teams that developed, negotiated, and financed the company’s renewable energy generation facilities. Ms. Zannes began her career as a journalist, working for Voice of America and the Associated Press. Before entering the business world, she served as a legislative aide specializing in energy policy and law for Congressman Charles Wilson (D-TX). She is licensed to practice law in New Mexico. She has been awarded Lifetime Achievement Awards by the American Society of Mechanical Engineers and the Earth Engineering Center Award from the WTE Council of Columbia University.

She is the co-founder of two engineering research centers at Columbia University. Ms. Zannes received her BA in Journalism from the University of New Mexico and her JD from the University of Puget Sound in Washington State. We believe Ms. Zannes should serve as a director of the Company because of her experience as a lawyer and business woman skilled in identifying, prioritizing and managing both the risks and rewards of business opportunities and her proven record of assembling and motivating award-winning teams of professionals focused on strategic corporate growth.

James Michael Edwards - Chief Financial Officer

James Edwards was appointed as our Chief Financial Officer effective November 5, 2024, after serving as our Interim Chief Financial Officer since September 2024. Mr. Edwards has more than 25 years of experience in corporate finance and accounting. Since 2009, Mr. Edwards has provided consulting services through his company J. Michael Edwards, LLC. Mr. Edwards served as the Company’s Chief Financial Officer from April 2014 until November 2016 and again from June 2017 to May 1, 2023. He was the CFO for CytoBioscience, Inc. from 2016 until 2017 and previously he was the CFO for OncoVista Innovative Therapies, Inc. He was an assistant controller at ILEX Oncology, Inc. and controller at Bionumerik Pharmaceuticals Inc. and U.S. Global Investors, Inc. Mr. Edwards started his career at PricewaterhouseCoopers. He is a Certified Public Accountant and holds a BBA from The University of Texas at San Antonio and an MBA from The University of Texas McCombs School of Business.

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Xavier Reveles- Chief Operating Officer

Xavier Reveles was appointed as our Chief Operating Officer on September 18, 2023. Mr. Reveles has served as our Vice President of Operations since September 2022. He has 30 years of experience as a clinical cytogeneticist skilled in the design/concept and management of CAP/CLIA clinical laboratories, coding, CPT reimbursement valuations, and the development of Laboratory Developed Tests (“LDTs”). Mr. Reveles is board certified by the American Society of Clinical Pathology as a clinical specialist in cytogenetics. He joined bioAffinity as Director of Operations in 2017. Prior to joining bioAffinity, Mr. Reveles created the Oncopath Laboratory – START Cancer Center in San Antonio, Texas, and served as Laboratory Director. During his tenure at Oncopath, he commercialized eight LDTs, including bringing to market a proprietary cancer specific gene oligo array he designed for the deletions and amplifications of specific oncogenes for solid tumors. As the Director of the Cytogenetics Laboratory at UT Health San Antonio, Mr. Reveles’ research included molecular evaluation of disease progression in prostate, breast and ovarian cancer, schizophrenia, diabetes, and other constitutional genetic syndromes. He was a lecturer and instructor for the UT Health Graduate, Medical, and Allied Health Schools and the director of the NCI San Antonio Cancer Institute (SACI) Genetics and Cytogenetics Core facility. After leaving academia, Mr. Reveles was a genomic specialist for CombiMatrix Diagnostics, Irvine, CA, a diagnostic biotech company where he validated pre-natal, post-natal, and cancer gene arrays for commercialization as LDTs. Mr. Reveles is (co)author of 20 publications and six abstracts in peer-reviewed journals and is a member of the Association for Molecular Pathology.

Timothy P. Zannes, JD - Executive Vice President, General Counsel, and Secretary

Timothy Zannes was appointed as Executive Vice President, General Counsel and Secretary on March 2014. He has been corporate legal counsel to both public and private biomedical firms for more than 16 years, having begun his legal career as a sole practitioner accepting criminal, business, family, and tort litigation. Prior to receiving his JD, Mr. Zannes was a court bailiff and ran his own private investigation firm after serving as an investigator for the Albuquerque City Attorney. He received his JD from the University of New Mexico School of Law and attended the New England Conservatory with studies in violin and saxophone. Mr. Zannes began his undergraduate education at The University of North Carolina where he was a student athlete on scholarship. In addition to his duties as General Counsel and Secretary, Mr. Zannes is responsible for corporate compliance and directs human resources. Mr. Zannes and Maria Zannes are siblings.

Steven Girgenti - Executive Chairman of the Board

Steven Girgenti has been Executive Chairman of bioAffinity Technologies, Inc. since November 2014. Mr. Girgenti was formerly CEO and co-founder of DermWorx Incorporated, a dermatology company that specialized in developing nanotechnology formulations to enhance the performance of topical drugs. He was also the founder and CEO of Healthworld Corporation, a leading global healthcare marketing services network with offices in 36 countries, until 2008. The network had more than 1,000 brand assignments from nearly 200 clients worldwide, providing strategic marketing and communications services to many of the world’s leading healthcare companies. Mr. Girgenti founded Healthworld in 1986, and under his leadership the Company made numerous acquisitions to expand and diversify the business. Healthworld went public in 1997. In 1998 and again in 1999, Business Week named Healthworld one of the “Best Small Corporations in America.” In 1999, Forbes listed Healthworld as one of the “200 Best Small Companies.” Mr. Girgenti was recognized as “Entrepreneur of the Year” by Nasdaq in 1999 and was named Med Ad News’ first “Medical Advertising Man of the Year” in 2000. In 2010, he was inducted into the Medical Advertising Hall of Fame. In addition, Mr. Girgenti is Vice Chairman of the Board of Governors for the Mt. Sinai Hospital Prostate Disease and Research Center in New York City and is on the Board of Directors for the Jack Martin Fund, a Mt. Sinai Hospital-affiliated charitable organization devoted to pediatric oncology research. He graduated from Columbia University. We believe Mr. Girgenti should serve as Executive Chairman because of his unparalleled experience in the healthcare field, particularly in marketing, and his skill in building emerging growth companies into multi-national corporations.

Robert Anderson - Director

Robert Anderson was appointed to serve on our Board of Directors in March 2014. Mr. Anderson has more than 50 years of broad experience in the healthcare industry in which he held executive positions at CIBA Pharmaceutical Co., Becton Dickinson and Company, Pfizer, Inc., Parke-Davis Division of Warner-Lambert Co, Schering-Plough Corp., and Centocor, Inc. Mr. Anderson was Vice President of Marketing for the Key Pharmaceuticals Division of Schering-Plough Corp. and later at Centocor, Inc. Subsequently, Mr. Anderson joined Physicians World Communications Group, the largest medical education company in the U.S. where he was Chief Operating Officer. Mr. Anderson currently is a marketing consultant to several healthcare companies. Mr. Anderson received a BA in political science from Rutgers University. We believe Mr. Anderson should serve as a director of the Company because of his experience and skill in marketing and product positioning of medical products to bioAffinity Technologies.

Stuart Diamond - Director

Stuart Diamond was appointed to serve on our Board of Directors in January 2022, but his term will expire at the Annual Meeting. Mr. Diamond is the Global Chief Financial Officer for GroupM, the world’s leading media investment company responsible for over $50 billion in media investment through agencies Mindshare, MediaCom, Wavemaker, Essence, and m/SIX, as well as the outcome-driven programmatic audience company, Xaxis, LLC. Before joining GroupM, Mr. Diamond was a member of the WPP plc family as the CFO for Healthworld Corporation (now called Ogilvy Health), where he took the company public and negotiated its sale to Cordiant Communications Group in 2000. He also served as CFO for National Medical Health Card Systems, Inc., a comprehensive pharmacy benefit management company. From 2008 to 2014, Mr. Diamond was the CFO for GroupM North America, where he established financial strategies and supervised all corporate accounting and financial activities for GroupM and its agencies. Earlier in his career, he held the positions of Vice President and Controller for Calvin Klein, Inc. and as Senior Vice President and CFO for Medicis Pharmaceutical Corporation. Mr. Diamond holds a BS from the State University of New York, a Master of Science, Taxation degree from Pace University, and an MBA from Fordham University. We selected Mr. Diamond as a director of the Company because of his substantial business and financial acumen.

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Peter S. Knight - Director

Peter Knight was appointed to serve on our Board of Directors in May 2018. Mr. Knight is a Partner at Cyan Capital Partners, a fund dedicated to helping new fund managers and asset owners in the field of sustainable investing. Prior to that, he was a Founding Partner at Generation Investment Management, where he and his partners Al Gore and David Blood helped build a leading global sustainable investing firm with assets under management now exceeding $40 billion. Prior to his retirement from the firm in 2018, Mr. Knight held leadership positions within Generation IM, notably developing and overseeing the firm’s U.S. business. Prior to Generation, Mr. Knight was a Managing Director of Met West Financial, a Los Angeles-based asset management company. Mr. Knight started his career at the Antitrust Division of the U.S. Department of Justice. From 1977 to 1989, he served as the Chief of Staff to Representative and later Senator Al Gore. He served as the General Counsel of Medicis Pharmaceutical and then started his law practice where he represented the International Olympic Committee, the U.S. Olympic Committee, and numerous Fortune 500 Companies. Mr. Knight has also served in senior positions on four Presidential campaigns including serving as the Campaign Manager for President Clinton’s 1996 re-election campaign. Mr. Knight has extensive board experience in both the for-profit and nonprofit sectors. He served on a number of public company boards including Medicis Pharmaceutical, Par Pharmaceutical, EntreMed (Casi Pharmaceuticals Inc.), Healthworld Corporation, Whitman Education, Comsat, and the Schroder Mutual Fund Board complex. Mr. Knight currently serves on the boards of Generation Investment Management and Gratitude Railroad. His philanthropic efforts include serving as Chair of the Climate Museum and the board of Emergent, a nonprofit intermediary to help stop deforestation in tropical forest nations. He received a BA from Cornell University and a JD from the Georgetown Law School. We believe Mr. Knight should serve as a director of the Company because of his considerable experience in finance and business to his position as Chairman of the Compensation Committee, Chairman of the Audit Committee (upon the conclusion of the Annual Meeting) and to the Board, as well as his expertise and skill in building new ventures into leading global firms.

Gary Rubin - Director

Gary Rubin was appointed to serve on our Board of Directors October 2017. Mr. Rubin is a Certified Public Accountant, serves as a Managing Member of Masters Research Partners, LLC, an investment fund of hedge funds that he co-founded in October 2000. Mr. Rubin began his career with Deloitte & Touche and later served as Managing Partner at Schissel, Rubin & Lehman, a New York-based certified public accounting firm. He has been involved in the investment business, including hedge funds, private equity, and investment banking, for more than 20 years. Mr. Rubin is active in numerous charities as well as his family’s foundation and presently serves on the board of Boca Raton Regional Hospital Foundation. He also sits on the finance committee of the Levitz Jewish Community Center. He graduated with a BS cum laude from the State University of New York at Buffalo. We believe Mr. Rubin should serve as a director of the Company because of his financial expertise and organizational skills to his position as Chairman of the Nominating and Governance Committee and to the Board.

Roby Joyce, MD - Director

Roby P. Joyce was appointed to serve on our Board of Directors on September 14, 2023. He is board-certified in anatomic and clinical pathology by the College of American Pathologists and is a Diplomat in the American Board of Pathology. He is also board-certified in neurology by the American Academy of Neurology and is a Diplomat in the American Board of Psychiatry and Neurology. Dr. Joyce founded Village Oaks in 2008. He is Medical Director and Laboratory Director of Precision Pathology Laboratory Services (“PPLS”) and owner of Village Oaks, the medical professional association whose pathologists provide pathology interpretation services to PPLS. In addition to his role at Village Oaks, he has served in various capacities at Northeast Methodist Hospital in San Antonio, including Chairman of the Board of Trustees and Chief of Staff of the Methodist Healthcare System. Throughout a career in pathology that spans more than 40 years, he has been a highly regarded speaker at medical and scientific conferences, has served in leadership roles on dozens of professional organizations and committees, and has served as lead or co-author of numerous scientific articles. Dr. Joyce received his medical degree from Louisiana State University, where he also received a BS in zoology. He performed his internship at Fitzsimons Army Medical Center in Denver, his residency in neurology at the Letterman Army Medical Center at the University of California Moffett Hospital in San Francisco, and his residency in pathology at Brooke Army Medical Center in San Antonio. We believe Dr. Joyce should serve as a director of the Company because of his extensive experience as a clinical pathologist, his substantial professional relationships with physician practices and hospital systems and his business acumen in the creation and operation of a successful pathology laboratory that developed CyPath® Lung as an LDT.

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Jamie Platt, PhD - Director

Jamie Platt was appointed to our Board of Directors in December 2023. Ms. Platt has 20 years of progressive leadership in genomics and molecular diagnostics, guiding teams in developing, validating, and commercializing more than 40 innovative, high-complexity molecular tests for U.S. and global firms, both LDTs and in-vitro diagnostic tests (“IVDs”). Since April 2023, she has served as Managing Director and Chief Executive Officer at Pictor Ltd., an in-vitro diagnostics company using a proprietary enzyme-linked immunosorbent assay platform to test complex and infectious diseases, and since January 2021, has served as a member of its board of directors. From August 2021 until April 2023, Dr. Platt served as Chief Operations Officer at Personal Genome Diagnostics, a company dedicated to advancing precision oncology acquired by Laboratory Corporation of America Holdings. Since May 2015, Dr. Platt has served as President and Chief Executive Officer of BRIDGenomics, a private consulting and contract commercialization firm she founded in 2015 to provide molecular and genomic-based strategies to clients. Dr. Platt has served since March 2021 as a member of the board of directors of DxTerity Diagnostics Inc., a company pioneering the use of RNA-based immune system profiling to better understand the root causes of immune mediated conditions. From February 2017 until January 2021, Dr. Platt served as Chief Operations Officer of Inivata Limited, a company applying pioneering liquid biopsy technology acquired by NeoGenomics Laboratories, Inc. Dr. Platt earned her PhD in molecular and cellular biology from Oregon State University and completed post-doctoral studies at the University of California, Berkeley. Dr. Platt is an industry-recognized peer educator and speaker, holds multiple U.S. and international patents and has authored numerous peer-reviewed publications. We believe Dr. Platt should serve as a director of the Company because of her scientific background, her start-up company experience, her prior leadership and laboratory experience, her involvement in transforming research organizations into successful commercial entities and her experience expanding product market share in the diagnostics market.

Family Relationships

Maria Zannes is the sister of Timothy P. Zannes, J.D., the Company’s Executive Vice President, Secretary, and General Counsel. Other than the sibling relationship between Maria Zannes and Timothy Zannes, there are no other family relationships among any of the Company’s director nominees or executive officers.

Board Committees

The Board directs and oversees the management of the Company’s business and affairs and has three standing committees, consisting of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee operates under a Board-approved charter, a copy of which is available on the Investor Relations section of the Company’s website at ir.bioaffinitytech.com and can be accessed through the “Governance Documents” hyperlink under the “Governance” tab. See the section of this Proxy Statement entitled “The Board of Directors and Certain Corporate Governance Matters” for more information about these committees and the Company’s corporate governance practices.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file forms with the SEC to report their ownership of the Company’s shares and any changes in ownership. We have reviewed all forms filed electronically with the SEC during, and with respect to, fiscal 2024. Based on that review and written information given to us by all of our directors and executive officers, we believe that all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal 2024 or fiscal 2023 other than as previously disclosed or as follows: a Form 4 filed by Mohsin Meghji on January 24, 2024 reporting one transaction, a Form 4 filed by each of Steven Girgenti and Robert Anderson on March 29, 2024, each reporting one transaction; and a Form 4 filed by each of Maria Zannes, Steven Girgenti and Timothy Zannes on April 24, 2024, each reporting two transactions.

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EXECUTIVE AND DIRECTOR COMPENSATION

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act.

The Company’s executive officers named in the Summary Compensation Table below are referred to herein as the “named executive officers” or “NEOs”. These named executive officers are:

●	Maria Zannes, J.D. - President, Chief Executive Officer, and Director

●	J. Michael Edwards - Chief Financial Officer (beginning November 5, 2024); Interim Chief Financial Officer (September 16, 2024 through October 31, 2024)

●	Steven Girgenti - Executive Chairman and Director

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Maria Zannes	2024	291,666	—	149,998	—	30,000	5,491	477,155
President and CEO (4)	2023	261,671	37,500	124,996	—	—	—	424,168

J. Michael Edwards	2024	50,000	50,000	134,000	—	5,000	34,213	273,213
Chief Financial Officer (5)

Steven Girgenti	2024	95,000	—	191,249		12,000	8,430	306,679
Executive Chairman (6)	2023	95,000	—	134,995	—	—	—	248,745

(1)	Amounts do not reflect compensation actually received by the NEO. Instead, the amounts represent aggregate grant date fair value of the restricted stock award computed in accordance with ASC 718, Stock Compensation. The valuation assumptions used in determining such amounts are consistent with those described in Note 11 of the Company’s Consolidated Financial Statements, included elsewhere in this Proxy Statement.
(2)	Represents annual performance-based cash bonuses which have been earned with respect to that fiscal year’s performance that will be paid in fiscal 2025 despite that they were accrued in fiscal 2024. All incentive cash bonus awards issued in 2024 to our named executive officers were issued pursuant to the Company’s Management Incentive Bonus Plan (the “Bonus Plan”).
(3)	The amounts in the “All Other Compensation” column for the year ended December 31, 2024 includes the following compensation items: (i) for Ms. Zannes, $5,491 in reimbursements of payroll tax obligations related to restricted stock grants; (ii) for Mr. Edwards, is comprised of (a) $31,438 of consulting fees paid to Mr. Edwards during 2024 and (b) $2,775 in reimbursements of payroll tax obligations related to restricted stock grants; (iii) for Mr. Girgenti, $8,430 in reimbursements of payroll tax obligations related to restricted stock grants.
(4)	Salary is comprised of (i) $266,666 of salary, of which $6,666 is accrued and to be paid in fiscal 2025, and (ii) $25,000 for services to the Company as a director. Stock awards include (i) $37,500 for an annual bonus, and (ii) $112,498 for services to the Company as a director.
(5)	Mr. Edwards served as the Interim Chief Financial Officer of the Company from September 16, 2024 through October 31, 2024 and began serving as Chief Financial Officer of the Company, effective November 5, 2024.
(6)	Includes for 2024 the following amounts received by Mr. Girgenti for his service to the Company as a director: (i) in the Salary column — $35,000, and (ii) in the Stock Awards column — $148,377.

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Narrative Disclosure to Summary Compensation Table

Base Salaries

The Company uses base salaries to recognize the experience, skills, knowledge, and responsibilities required of all its employees, including the NEOs. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. For 2024, the annual base salaries of the Company’s NEOs were:

●	For Ms. Zannes: $260,000 through October 31, 2024 and $300,000 commencing November 1, 2024 (which amounts do not include $25,000 in fees paid to Ms. Zannes for her service as a director in 2024);

●	For Mr. Edwards: $300,000(1); and

●	For Mr. Girgenti: $120,000 (which amount does not include $35,000 in fees paid to Mr. Girgenti for his service as a director in 2024).

(1)	Mr. Edwards’ employment agreement provides that he will receive an annual base salary of $300,000. Mr. Edwards was employed pursuant to such agreement as of November 5, 2024, accordingly, he received a pro-rated portion of such salary in 2024. In addition, he served as a consultant to Company from September 16, 2024 through October 31, 2024 for which he was paid consulting fees of $31,438.

Bonuses

On January 26, 2024, the Compensation Committee adopted the bioAffinity Technologies, Inc. Management Incentive Bonus Plan. The purpose of the Bonus Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities. The Bonus Plan is administered by the Compensation Committee. The Compensation Committee has the power to grant awards under the Bonus Plan, determine the amount of cash and/or equity to be paid pursuant to each award and the terms and conditions of each award. Awards may provide for payment in installments, or upon the satisfaction of qualitative performance standards or quantitative performance standards, on an individual, divisional, or company-wide basis, as determined by the Compensation Committee. Equity awards will be issued in accordance with, and pursuant to, any equity-related incentive plan maintained by the Company.

Each participant in the Bonus Plan will be entitled to receive payment of the award for a plan year only after certification by the Compensation Committee that the targets associated with such award have been satisfied. Final payments with respect to awards will vary based on the level of achievement measured against the pre-determined performance measures. Except as may be approved by the Compensation Committee, each participant must be employed full-time on the date of payment, and not under a notice of termination, to receive the amount earned under the award. Except as otherwise provided by the Compensation Committee, awards will be paid on or before March 15 following the end of the plan year in which payment under the award is earned. The Compensation Committee will have the discretion to reduce or eliminate the amount otherwise payable to a participant if it determines that such a reduction or elimination is in the best interests of the Company.

The annual bonus awards for fiscal 2024 under the Bonus Plan for all of our named executive officers were based on the following performance measures: (i) securing adequate financing with a performance weighting of 25%, (ii) generating sales and profit from Precision Pathology Laboratory Services with a performance weighting of 45%, (iii) advancing a collaborative relationship with the Department of Defense with a performance weighting of 25%; and (iv) timely SEC filings with a performance weighting of 5%.

For 2024, our Compensation Committee set award levels for each of named executive officers as percentages of their base salaries as shown in the following table:

Participant	Base Salary		Target %	Max. Payout of Base Salary
Maria Zannes	$300,000	(1)	20%	30%
J. Michael Edwards	$50,000	(2)	20%	30%
Steven Girgenti	$120,000		20%	30%

(1) Bonus metric for Ms. Zannes was updated to be based on amended salary.

(2) Pro-rated for his time employed.

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On January 10, 2025, the Compensation Committee met to determine and certify the extent to which the fiscal 2024 performance measures under the Bonus Plan were achieved. For 2024, the Compensation Committee determined that each of the performance measures were achieved at the target level. Accordingly, based on the formula previously adopted, the Compensation Committee approved bonuses for each of Maria Zannes. Xavier Reveles and Steven Girgenti for calendar year 2024 of $60,000, $35,000 and $24,000, respectively to be paid 50% in cash and 50% in shares of restricted stock. The cash bonuses have not been paid out as the date of the filing. The number of shares of restricted stock issued were determined by dividing the cash value of 50% of each executive’s bonus by the closing price of the Company’s common stock on January 10, 2025. The restricted stock awards granted on January 10, 2025, are not included in the Summary Compensation Table for 2024 and will appear in the Summary Compensation Table for 2025.

Retirement Plans

The Company established a defined contribution plan for all employees aged 21 and older who have completed one month of service for payrolls after April 1, 2022. The Company does not currently make a matching contribution.

Employee Benefits

The Company’s NEOs are eligible to participate in employee benefit plans and programs, including medical and dental benefit plans.

Employment Agreements

The following discussion contains a summary of the terms of the NEOs employment agreements currently in effect.

Zannes Employment Agreement. The Company entered into an employment agreement with Ms. Zannes on February 1, 2015, which sets forth the terms and conditions of her employment (the “Zannes Agreement”). Pursuant to the Zannes Agreement, Ms. Zannes serves as the Company’s Chief Executive Officer and was entitled to an annual base salary of $220,000. On July 26, 2023, the Company and Ms. Zannes entered into an amendment to the Zannes Agreement to provide for the payment of an annual base salary of $260,000 effective August 1, 2023 and on January 10, 2025, the Company and Ms. Zannes entered into an amendment to the Zannes Agreement to increase her annual salary to $300,000, effective as of November 1, 2024. The Zannes Agreement may be terminated by either party at any time, provided that Ms. Zannes is required to give the Company at least 90 days’ advance notice of termination.

In the event the Company terminates Ms. Zannes’ employment without “Cause” (as defined in the Zannes Agreement) she is entitled to receive the following payments and benefits, in addition to any accrued obligations: (i) an amount of cash equal to the sum of 12 months of her then-current annual base salary, payable in the form of salary continuation in regular installments, in accordance with our normal payroll practices, over a period of 12 months from the termination date, and (ii) reimbursement for her healthcare insurance premiums for a period of up to 12 months.

Edwards Consulting Agreement and Employment Agreement. On August 21, 2024, the Company entered into a consulting agreement with Mr. Edwards, which provided for Mr. Edwards to serve as the Company’s Interim Chief Financial Officer reporting to the Company’s Chief Executive Officer for a monthly salary of $10,000 plus expenses. On October 9, 2024, the Company and Mr. Edwards entered into an employment agreement (the “Edwards Employment Agreement”) pursuant to which Mr. Edwards, effective as of November 5, 2024, began serving as the Company’s Chief Financial Officer. The Edwards Employment Agreement provides for an annual base salary of $300,000. The initial term of Mr. Edwards’ employment is one year, commencing November 5, 2024, which shall be automatically renewed for successive one (1) year periods thereafter, unless his employment is terminated in accordance with the terms of the Edwards Employment Agreement. Mr. Edwards received a one-time signing bonus, comprised of both cash and equity. The cash portion of the signing bonus was $50,000 and the equity portion of the signing bonus was a grant of a restricted stock award of 100,000 shares of Common Stock, which vested 25% on November 5, 2024 and vests 25% on each of the first, second and third anniversary of such date. In addition, Mr. Edwards is eligible to receive cash and equity bonus awards at the discretion of the Company’s compensation committee and to participate in the Company’s benefit plans made available by the Company to similarly situated employees.

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In the event the Company terminates Mr. Edwards’ employment without “Cause” (as defined in the Edwards Employment Agreement) he is entitled to receive the following payments and benefits, in addition to any accrued obligations: (i) an amount of cash equal to the sum of 12 months of his then-current annual base salary, payable in the form of salary continuation in regular installments, in accordance with our normal payroll practices, over a period of 12 months from the termination date, and (ii) reimbursement for his healthcare insurance premiums for a period of up to 12 months. Upon a change of control or termination of Mr. Edwards’ employment without “Cause,” any outstanding and unvested portion of the restricted stock award granted to Mr. Edwards as part of his signing bonus will immediately vest.

Girgenti Employment Agreement. The Company entered into an employment agreement with Mr. Girgenti on January 1, 2020, which sets forth the terms and conditions of his employment (the “Girgenti Agreement”). Pursuant to the Girgenti Agreement, Mr. Girgenti serves as the Company’s Executive Chairman and is entitled to an annual base salary of $120,000, one-half of which is paid in cash and one-half of which is paid in the form of restricted stock grants. The cash portion of his compensation is deferred and credited to an unfunded bookkeeping account established on his behalf and is payable to Mr. Girgenti on the earlier of: (i) a Change in Control of the Company (as defined in the Girgenti Agreement); (ii) his termination as Chairman of the Board; (iii) the termination of his employment without Cause (as defined in the Girgenti Agreement); (iv) his death; or (v) the third anniversary of the payroll date when such compensation would have been paid but for the deferral. The Girgenti Agreement may be terminated by either party at any time, provided that Mr. Girgenti is required to give the Company at least 30 days’ advance notice of termination.

In the event the Company terminates Mr. Girgenti’s employment without “Cause” or Mr. Girgenti terminates his employment for “Good Reason” (as defined in the Girgenti Agreement) he is entitled to receive the following payments and benefits, in addition to any accrued obligations: (i) all deferred payments of his cash compensation, and (ii) the immediate vesting of any unvested shares of restricted stock granted to him under the Girgenti Agreement. In the event the Company terminates Mr. Girgenti’s employment for “Cause,” Mr. Girgenti will not be entitled to any of his deferred cash compensation or vesting of his restricted stock.

Clawback Policy

The Board has adopted a clawback policy which requires the clawback of erroneously awarded incentive-based compensation of past or current executive officers awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.

The Compensation Committee shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation, which may include without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Compensation Committee may affect recovery under this policy from any amount otherwise payable to the executive officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the executive officer.

Equity Compensation Policy and Practices

While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, the Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. It has been our practice to grant equity awards to our officers and directors upon their appointment. We intend to issue equity grants to our officers and directors at the same time each year. It is our policy to grant our executive officers annual equity awards of restricted stock in the first quarter of each year and to grant our directors annual equity awards of restricted stock on July 1 of each year. Option grants, if any, are effective on the date the award determination is made by the Compensation Committee, and the exercise price of options is the closing market price of our Common Stock on the business day of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

During the fiscal year ended December 31, 2024, we did not award any options to a named executive officer, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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Outstanding Equity Awards at December 31, 2024

The table below summarizes the outstanding equity awards awarded to the Company’s NEOs during the fiscal year ended December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)
Maria Zannes	7/27/2015	3,571	—	4.20	7/26/2025	—	—
	7/25/2016	3,571	—	7.00	7/24/2026	—	—
	4/24/2027	3,571	—	7.00	4/23/2027	—	—
	5/7/2018	7,142	—	7.70	5/6/2028	—	—
	2/25/2019	2,857	—	7.70	2/24/2029	—	—
	7/26/2029	7,142	—	7.70	7/25/2029	—	—
	2/5/2020	7,142	—	7.70	2/4/2030	—	—
	7/27/2020	7,142	—	7.70	7/26/2030
	7/26/2021	7,142	—	7.70	7/26/2031	—	—
	12/16/2031	7,142	—	4.20	12/15/2031	—	—
	1/31/2024	—	—	—	—	1,995	1,815
	7/1/2024	—	—	—	—	19,709	17,935

J. Michael Edwards	11/5/2024	—	—	—	—	75,000	68,250

Steven Girgenti	7/27/2015	3,571	—	4.20	7/26/2025
	7/25/2016	3,571	—	7.00	7/24/2026
	4/24/2017	3,571	—	7.00	4/23/2027
	5/7/2018	7,142	—	7.70	5/6/2028
	7/26/2019	7,142	—	7.70	7/25/2029
	7/27/2020	7,142	—	7.70	7/26/2030
	12/16/2021	7,142	—	4.20	12/15/2031
	8/9/2023	—	—	—	—	26,315	23,947
	1/31/2024	—	—	—	—	998	908
	2/16/2024	—	—	—	—	39,474	35,921
	7/1/2024	—	—	—	—	19,709	17,935

(1)	The following table shows the vesting schedule for restricted stock awards in this column vest:

Name	Grant Date	Vesting Schedule
M. Zannes	1/31/2024	Vests in equal monthly installments over the 12 months following the date of grant
	7/1/2024	Vests in equal monthly installments over the 12 months following the date of grant

J. M. Edwards	11/5/2024	Vests in equal annual installments over the 3 years following the date of grant
S. Girgenti	8/9/2023	Vests on third anniversary of the grant date, August 9, 2026
	1/31/2024	Vests in equal monthly installments over the 12 months following the date of grant
	2/16/2024	Vests on third anniversary of the grant date, February 16, 2027
	7/1/2024	Vests in equal monthly installments over the 12 months following the date of grant

(2)	Calculated by multiplying the closing price per share of the Company’s common stock on December 31, 2024, $0.91 by the number of shares.

Director Compensation

2024 Director Compensation Program

Our 2024 director compensation program included the following components:

●	an annual cash retainer of $25,000 (payable in four quarterly installments of $6,250);

●	an additional annual cash retainer of $10,000 for the Chairman of the Board (payable in four quarterly installments of $2,500);

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●	an additional annual cash retainer of $5,000 for the Audit Committee Chair (payable in four quarterly installments of $1,250);

●	an additional annual cash retainer of $2,500 for the Compensation Committee Chair (payable in four quarterly installments of $625);

●	an additional annual cash retainer of $2,500 for the Nominating and Governance Committee Chair (payable in four quarterly installments of $625); and

●	an annual equity grant of restricted stock with a grant date value of approximately $75,000 that vests pro rata on a monthly basis for 12 months.

The table below summarizes the compensation paid to the Company’s non-NEO directors who served on the Board during the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Other Compensation ($)	Total ($)
Robert Anderson	25,000	112,498	—	137,498
Stuart Diamond	30,000	112,498	—	142,498
Peter Knight	27,500	112,498	—	139,998
Gary Rubin	27,500	112,498	—	139,998
Roby Joyce	25,000	112,498	474,407	611,905
Jamie Platt	26,875	112,498	—	139,373

(1)	Amounts do not reflect compensation actually received by the directors. Instead, the amounts represent aggregate grant date fair value of the restricted stock award computed in accordance with ASC 718, Stock Compensation. The valuation assumptions used in determining such amounts are consistent with those described in Note 11 of the Company’s Consolidated Financial Statements, included elsewhere in this Proxy Statement. As of December 31, 2024, the aggregate number of outstanding options, all of which are currently exercisable, held by each individual who served as a non-NEO director during 2024 was as follows: Robert Anderson – 39,281; Stuart Diamond – 7,142; Peter Knight – 28,568; Gary Rubin – 32,139; Roby Joyce – 0; and Jamie Platt – 0. As of December 31, 2024, the aggregate number of unvested shares of restricted stock held by each non-NEO director was 8,449.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock as of April 8, 2025, by (i) each person known to the Company to beneficially own more than 5% of any class of the Company’s outstanding voting securities, (ii) each director and nominee for director, (iii) each of our named executive officers, and (iv) all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options and warrants were deemed outstanding if such securities are currently exercisable or will vest within 60 days of April 8, 2025, the Record Date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The percentage of beneficial ownership of the Company’s Common Stock is based on 18,255,824 shares of Common Stock outstanding as of April 8, 2025.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.

Name and Address(1)	Number of Shares of Common Stock	Percent of Class
Directors and Executive Officers:
Maria Zannes(2)	440,249	2.39%
James Michael Edwards(3)	134,787	*
Steven Girgenti(4)	1,806,080	9.44%
Robert Anderson(5)	223,215	1.22%
Stuart Diamond(6)	126,228	*
Jamie Platt(7)	54,748	*
Peter Knight(8)	186,022	1.02%
Gary Rubin(9)	1,369,849	7.28%
Roby Joyce(10)	669,744	3.67%

All Directors and Current Executive Officers as a Group (11 Individuals):	5,120,422	25.56%

*	Ownership of less than 1%.

(1)	Unless otherwise indicated, the address for each person is c/o bioAffinity Technologies, Inc., 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

(2)	Includes (i) 280,259 shares of Common Stock owned by Ms. Zannes, including 39,313 shares of unvested restricted stock as to which Ms. Zannes has the right to vote, but not to dispose; (ii) 56,422 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable; and (iii) 103,568 shares of Common Stock issuable upon the exercise of warrants that are currently exercisable.

(3)	Includes (i) 120,128 shares of Common Stock owned by Mr. Edwards, including 80,143 shares of Common Stock issued to Mr. Edwards as restricted stock; and (ii) an aggregate of 14,658 shares of Common Stock issuable upon exercise warrants that are currently exercisable.

(4)	Includes (i) 1,079,963 shares of Common Stock owned by Mr. Girgenti, including 86,583 shares of Common Stock issued to Mr. Girgenti as restricted stock; (ii) 8,955 shares of Common Stock owned directly by the Cranye Girgenti Testamentary Trust, for which Mr. Girgenti serves as trustee; (iii) an aggregate of 669,549 shares of Common Stock issuable upon exercise of warrants owned by Mr. Girgenti; (iv) 8,332 shares of Common Stock issuable upon exercise of warrants owned by the Cranye Testamentary Trust, for which Mr. Girgenti serves as trustee; and (v) 39,281 shares of Common Stock issuable upon exercise of options held by Mr. Girgenti that are immediately exercisable. As the trustee of the Cranye Girgenti Testamentary Trust, Mr. Girgenti has sole voting and dispositive power over the shares beneficially owned by the Cranye Girgenti Testamentary Trust.

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(5)	Includes (i) 163,936 shares of Common Stock owned by Mr. Anderson, including 8,449 shares of unvested restricted stock as to which Mr. Anderson has the right to vote , but not to dispose; (ii) 39,281 shares of Common Stock issuable upon exercise of options that are currently exercisable; and (iv) 19,998 shares of Common Stock issuable upon exercise of warrants that are currently exercisable.

(6)	Includes (i) 99,088 shares of Common Stock owned by Mr. Diamond, including 8,449 shares of unvested restricted stock as to which Mr. Diamond has the right to vote, but not to dispose; (ii) 7,142 shares of Common Stock issuable upon exercise of options that are currently exercisable; and (iii) 19,998 shares of Common Stock issuable upon exercise of warrants that are currently exercisable.

(7)	Includes 54,748 shares of Common Stock issued to Dr. Platt as restricted stock, including 8,449 shares of unvested restricted stock as to which the Dr. Platt has the right to vote, but not to dispose.

(8)	Includes (i) 117,455 shares of Common Stock owned by Mr. Knight, including 8,449 shares of unvested restricted stock as to which Mr. Knight has the right to vote, but not to dispose; (ii) 28,568 shares of Common Stock issuable upon exercise of options that are currently exercisable; and (iii) 39,999 shares of Common Stock issuable upon exercise of warrants that are currently exercisable.

(9)	Includes (i) 146,597 shares of Common Stock owned by Mr. Rubin, including 8,449 shares of unvested restricted stock as to which Mr. Rubin has the right to vote, but not to dispose; (ii) 32,139 shares of Common Stock issuable upon exercise of options held by Mr. Rubin that are currently exercisable; (iii) 17,137 shares of Common Stock issuable upon exercise of warrants held by Mr. Rubin that are currently exercisable; (iv) 522,606 shares of Common Stock owned by the Phyllis Sandler Revocable Trust; and (v) an aggregate of 651,370 shares of Common Stock issuable upon exercise of warrants owned by the Harvey Sandler Revocable Trust that are currently exercisable. Mr. Rubin serves as co-trustee of the Phyllis Sandler Revocable Trust and the Harvey Sandler Revocable Trust. As a co-trustee, Mr. Rubin has the sole power to vote and dispose of the shares beneficially owned by the Phyllis Sandler Revocable Trust and the Harvey Sandler Revocable Trust.

(10)

Includes (i) 66,615 shares of Common Stock owned by Dr. Joyce, including 8,449 shares of unvested restricted stock as to which Dr. Joyce has the right to vote, but not to dispose; (ii) 583,130 shares of Common Stock owned by the Joyce Living Trust; and (iii) an aggregate of 19,999 shares of Common Stock issuable upon exercise of warrants held by the Joyce Living Trust that are currently exercisable. Dr. Joyce is co-trustee of the Joyce Living Trust, together with his wife, Joyce M. Joyce, each of whom may act unilaterally with regard to voting and disposition power over the shares held by the Joyce Living Trust. The Joyce Living Trust has an address at 1092 Madeline Street, New Braunfels, Texas 78132.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Party Transactions

In addition to the compensation arrangements with directors and executive officers described under “Executive and Director Compensation,” the following is a description of each transaction since January 1, 2023, and each currently proposed transaction in which:

●	the Company was or is to be a participant;

●	the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and

●	any related person had or will have a direct or indirect material interest.

PPLS Acquisition of the Laboratory

On September 18, 2023, the Company’s wholly owned subsidiary, PPLS, consummated the acquisition of the laboratory assets of Village Oaks Pathology Services, P.A., d/b/a Precision Pathology Services, pursuant to the terms of the Asset Purchase Agreement with Village Oaks. As a result of the acquisition, the CAP-accredited, CLIA-certified clinical pathology laboratory is owned by PPLS. Dr. Roby Joyce was the Medical Director and Laboratory Director of the clinical pathology laboratory prior to the acquisition, and he continues to serve as Medical Director and Laboratory Director of PPLS after the acquisition. Founded in 2007 by Dr. Joyce, Village Oaks has provided pathology services to physicians practicing in a variety of outpatient settings. Since September 2021, Village Oaks, under the trade name Precision Pathology Services, had offered CyPath® Lung for sale as an LDT for the detection of early-stage lung cancer. In addition to CyPath® Lung, PPLS intends to continue to offer a range of laboratory services including respiratory testing for SARS-CoV-2 and influenza, anatomical pathology, morphological stains, histological services, DNA extractions, STI testing, and women’s and men’s health testing.

Pursuant to the terms of the Asset Purchase Agreement, PPLS acquired the laboratory assets, which included all of the assets owned by Village Oaks, other than medical assets, which are assets Village Oaks used in connection with its management and operation of a clinical pathology laboratory, now owned by PPLS, and related services business, and assumed certain liabilities and obligations. The laboratory is a clinical pathology laboratory that is CAP-accredited and CLIA-certified. Pursuant to the terms of the Asset Purchase Agreement, Village Oaks received $3,500,000 in consideration for the assets to be purchased by PPLS, of which $1,000,000 was paid by the issuance of 564,972 shares of our restricted Common Stock to the Joyce Trust, which share number was determined by dividing $1,000,000 by $1.77, the average of the trading day closing prices for the 30 days prior to September 15, 2023, rounded to the nearest whole share.

The Asset Purchase Agreement contains customary representations, warranties and covenants made by PPLS and Village Oaks and consummation of the transaction was subject to customary closing conditions, including, among other things, entry into the other ancillary agreements described below.

Pursuant to the Asset Purchase Agreement, PPLS assumed all liabilities and obligations under and obtained any and all rights, title and interest of Village Oaks in and to (i) the Assumed Leases under the Assumption Agreement; (ii) the Assumed Contracts under the Assumption Agreement; (iii) all accounts payable of Village Oaks as of September 18, 2023, that were incurred in the ordinary course of business consistent with past custom and practice; and (iv) the lease of the premises used in connection with operation of the CLIA-certified and CAP-accredited clinical pathology laboratory, pursuant to the Assignment and Assumption of Lease, which Assignment of Lease was consented to by the landlord of the leased premises. The monthly rent is currently $10,143.83 per month, and the term of the Lease is five years.

In connection with the Asset Purchase Agreement, PPLS entered into the Management Services Agreement with Village Oaks, pursuant to which PPLS will provide comprehensive management and administrative services to Village Oaks in connection with the operation of Village Oaks’ professional cytopathology, histopathology, clinical and anatomic pathology interpretation medical services practice. PPLS will provide space, equipment, administrative, management and clinical personnel, billing and collection, and related management services to Village Oaks in exchange for a management fee of 70% of the net revenues received by Village Oaks from the provision of the medical services. The Management Services Agreement has an initial term of 20 years and provides that upon expiration of the initial term, it will be automatically extended for two additional successive terms of five years each, unless either party delivers written notice of its intention not to extend the term of the agreement not less than 90 days prior to the expiration of the preceding term. The Management Services Agreement also provides that until the fifth anniversary of its effective date, Village Oaks will not, without the prior written approval of PPLS own, operate, or have any financial interest in any other person or entity that operates an independent laboratory or an enterprise within the United States that provides or promotes management or administrative services or any product or services substantially similar to those provided by PPLS.

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In connection with the Asset Purchase Agreement, PPLS entered into the Succession Agreement, pursuant to which Dr. Joyce, as holder of 100% of the issued and outstanding stock of Village Oaks, and Village Oaks are restricted from disposing of their equity interests in Village Oaks, subject to certain exceptions, without the prior written consent of the Company and Village Oaks. The Succession Agreement further provides that the entire equity interest held by Dr. Joyce in Village Oaks will be automatically assigned and transferred to a successor who meets the Eligibility Requirements of a Designated Physician, as such terms are defined and described in the Succession Agreement, in the event of, among other things, the death, disability, retirement, or a court’s determination of incompetence of Dr. Joyce, as well as Dr. Joyce’s failure to satisfy the eligibility requirements of a Designated Physician, exclusion or disqualification from participation in the Medicare program, conviction of a felony or crime or moral turpitude, bankruptcy filing, or material breach of the Succession Agreement. In the event of the automatic transfer of Dr. Joyce’s equity interests in Village Oaks as provided in the Succession Agreement, such agreement provides that the board of directors of Village Oaks shall nominate a group of three candidates as the Designated Physician who satisfy the Eligibility Requirements. In the event the Company desires not to select any of such candidates, the Company shall select and appoint a successor Designated Physician from any other physicians that satisfy the Eligibility Requirements. Subject in all cases to the Management Services Agreement, Dr. Joyce shall not cause any voluntary interruption of the conduct of Village Oaks’ business and operations and shall use commercially reasonable efforts to preserve (or assist us in preserving) all rights, privileges, and franchises held by Village Oaks, including the maintenance of all contracts, copyrights, trademarks, licenses, and registrations.

In connection with the Asset Purchase Agreement, PPLS entered into the Professional Services Agreement with Village Oaks, pursuant to which Village Oaks will provide pathology interpretation services as requested on behalf of PPLS based on the professional fees approved for the CPT code for the services provided under the Medicare Physician Fee Schedule in the locality where the test is performed. The Professional Services Agreement has an initial term of 20 years and provides that upon expiration of the initial term, it will be automatically extended for successive terms of 12 months each, unless either party delivers written notice of its intention not to extend the term of the agreement not less than 30 days prior to the expiration of the preceding term.

In connection with the Asset Purchase Agreement, the Company entered into the Executive Employment Agreement with Dr. Joyce, for a term of three years, to serve as the Medical Director and Laboratory Director of PPLS at a base salary of $333,333.34 per year. Pursuant to the Joyce Employment Agreement, Dr. Joyce was also appointed to serve on our Board. Dr. Joyce will be eligible to participate in or receive benefits under our benefit plans generally made available to executives of similar status and responsibilities and will be provided use of a company car. In the event the Joyce Employment Agreement is terminated for any reason, including by Dr. Joyce upon 60 days’ notice, by us for cause or by reason of Dr. Joyce’s death, Dr. Joyce (or his estate as applicable) will receive his base salary for the remainder of the three-year employment term. However, the Joyce Employment Agreement provides that if Dr. Joyce breaches any of the restrictive covenants set forth in the Joyce Employment Agreement, including a covenant not to compete during his term of employment and a covenant not to knowingly disclose confidential information, such breach will be grounds for the immediate termination of Dr. Joyce and will result in the forfeiture of all compensation and benefits otherwise due to Dr. Joyce.

One of the Assumed Leases is the Hologic Equipment Lease, pursuant to which PPLS leases reagent equipment from Hologic and is required to purchase a minimum number of specified testing kits each year. The total monthly minimum purchase commitment PPLS is required to pay Hologic, inclusive of the lease of the reagent equipment, is $16,914 per month. The term of the Hologic Equipment Lease currently expires on December 20, 2027.

Another of the Assumed Leases is the Leica Equipment Lease, pursuant to which PPLS leases reagent equipment from Leica and is required to purchase a minimum number of specified testing kits. The total monthly minimum purchase commitment PPLS is required to pay to Leica, inclusive of the lease of the reagent equipment, is $19,790 per month. The term of the Leica Equipment Lease currently expires on March 23, 2026.

One of the Assumed Contracts is the License Agreement. Pursuant to the License Agreement, Pathology Watch granted a license to its digital imaging cloud-based pathology platform to facilitate remote interpretation and billing of pathology specimens by qualified professionals to PPLS for a monthly fee of $25,000. In connection with the License Agreement, Pathology Watch also provides certain support services and marketing vendor services to PPLS for the monthly fee of $38,000, for a total monthly fee paid by PPLS to Precision Watch of $63,000. The License Agreement is for an initial term of 12 months, unless terminated by either party upon 90 days’ notice, and provides that upon expiration of the initial term (or any renewal term), it will be automatically extended for successive 12-month terms, unless either party notifies the other party of its intention not to renew the License Agreement not less than 90 days prior to the expiration of the current term.

In connection with the Asset Purchase Agreement, Dr. Joyce, on behalf of Village Oaks, executed the Bill of Sale, pursuant to which all rights, title, and interest of Village Oaks in and to the permits listed on Exhibit A attached thereto, inclusive of the CLIA-certificate and CAP-accreditation, notwithstanding the transfer of the CLIA certificate by operation of law to PPLS upon consummation of the Acquisition, were confirmed to have been transferred and assigned to PPLS.

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Amendment to Warrants

On September 17, 2023, Mr. Girgenti, the Cranye Girgenti Testamentary Trust, Gary Rubin, The Harvey Sandler Revocable Trust, a trust of which Mr. Rubin is a co-trustee, Ms. Zannes and Dr. Joyce consented to an amendment of the terms of the outstanding warrants that they own. Such warrants include (i) Tradeable Warrants to purchase 98,198, 39,182, and 39,182 shares of Common Stock owned by Mr. Girgenti, The Harvey Sandler Revocable Trust, and Ms. Zannes, respectively); (ii) Non-Tradeable Warrants to purchase 102,286, 40,813, and 40,813 shares of Common Stock owned by Mr. Girgenti, The Harvey Sandler Revocable Trust, and Ms. Zannes, respectively; and (iii) Pre-IPO Warrants to purchase 469,063, 8,332, 571,373, 23,571, 17,137, and 14,285 shares of Common Stock owned by Mr. Girgenti, the Cranye Girgenti Testamentary Trust, Mr. Rubin, The Harvey Sandler Revocable Trust, Ms. Zannes, and Dr. Joyce, respectively. The warrant amendment provided that such warrants will not be exercisable until the date that we filed a certificate of amendment to our certificate of incorporation with the State of Delaware which increased the number of shares of our authorized Common Stock to allow for sufficient authorized and unissued shares of Common Stock for the full exercise of all of the outstanding Pre-IPO Warrants, Tradeable Warrants and Non-Tradeable Warrants of the Company and the issuance of all of the shares of Common Stock underlying such warrants. On June 5, 2024, we filed an amendment to our certificate of incorporation to increase the number of shares of Common Stock authorized for issuance from 25,000,000 to 100,000,000, after receiving the approval of our stockholders of such certificate of amendment at our 2024 Annual Meeting of Stockholders. Upon the filing of the certificate of amendment, the aforementioned warrants became exercisable and the warrant amendment was rendered moot.

Timothy Zannes Compensation

Timothy Zannes, brother of Maria Zannes, our Chief Executive Officer, has been employed by the Company as General Counsel and Secretary since 2014. Mr. Zannes received (i) for the fiscal year ended December 31, 2023, a salary of $70,008 and a bonus of $21,000, which was paid on January 31, 2024, 50% in cash and 50% in shares of restricted stock; and (ii) for the fiscal year ended December 31, 2024, a salary of $80,000 and a bonus of $21,000. The number of shares of restricted stock issued as equity compensation for 2023 was determined by dividing the cash value of 50% of Mr. Zannes bonus by the closing price of the Company’s common stock on January 31, 2024. Mr. Zannes is scheduled to receive an annual salary in 2025 of $80,000.

Policies and Procedures for Related Party Transactions

The Board has adopted a written Code of Ethics and Business Conduct, which includes a policy on conflicts of interest that requires the Company’s directors and executive officers to seek determination and prior authorizations or approvals of potential conflicts of interest exclusively from the Board. In reviewing and approving any such transactions, the Company’s General Counsel and Board consider all relevant facts and circumstances. The Code of Ethics and Business Conduct is available on the Investor Relations section of the Company’s website at ir.bioaffinitytech.com and can be accessed through the “Governance Documents” hyperlink under the “Governance” tab. The Company intends to disclose any amendments to the Code of Ethics and Business Conduct, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

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STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Stockholder proposals intended to be included in the Company’s proxy statement relating to the 2026 Annual Meeting must comply with Rule 14a-8 under the Exchange Act, which requires that the notice be received at the Company’s principal executive office not less than 120 calendar days before the one-year anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, and accordingly must be received in writing by the Company at its principal executive office at the address set forth above no later than December [●], 2025.

In connection with the Company’s next annual meeting, stockholder proposals that are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.12 of the Company’s By-laws, which provides that nominations or other business at an annual meeting of stockholders may be made (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any stockholder of the Company who was a stockholder of record at the time of giving the notice provided for in Article II, Section 2.12 of the By-laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Article II, Section 2.12.

For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Corporate Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the Company’s principal executive office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, and not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The anniversary of this year’s Annual Meeting will be Saturday, June 6, 2026. Thus, a stockholder notice must be received by the Company no later than March 8, 2026, and no earlier than February 6, 2026. If the date of the 2026 Annual Meeting is changed, these dates may change. Such stockholder’s notice is required to set forth, as to each matter the stockholder proposes to bring before an annual meeting, certain information specified in the By-laws and, to the extent applicable, required by Rule 14a-19 under the Exchange Act. A copy of the By-laws of the Company may be obtained from the Secretary of the Company at the address set forth above.

In addition to satisfying the foregoing advance notice requirements under the Company’s By-laws, to comply with the universal-proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and that is postmarked or transmitted electronically to the Company no later than April 7, 2026.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the period ended December 31, 2024, (the “Annual Report”) is being furnished with this Proxy Statement to stockholders of record as of the record date. The Company will provide stockholders with a copy of the Company’s Annual Report, without charge, upon written request addressed to the Secretary of the Company at the address listed below. The Company’s Annual Report and the exhibits filed with it are also available on the Investor Relations section of the Company’s website at ir.bioaffinitytech.com and can be accessed through the “Annual Reports” hyperlink under the “SEC Filings” heading.

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(210) 698-5334

OTHER MATTERS

No business other than the matters set forth in this Proxy Statement is expected to come before the Annual Meeting but should any other matters requiring a vote of stockholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for such substitute nominee(s) as the Board recommends, or in the absence of such recommendation, such other persons as they consider to be in the best interests of the Company.

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HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

Street-name stockholder who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

By Order of the Board of Directors:

Maria Zannes
President and Chief Executive Officer

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

BIOAFFINITY TECHNOLOGIES, INC.

bioAffinity Technologies, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on March 26, 2014, as previously amended by that Certificate of Amendment filed with the Secretary of State on May 31, 2016, that Certificate of Amendment filed with the Secretary of State on November 29, 2021, that Certificate of Amendment filed with the Secretary of State on June 23, 2022, that Certificate of Amendment filed with the Secretary of State on June 6, 2023 and that Certificate of Amendment filed with the Secretary of State on June 5, 2024 (as previously amended, the “Certificate of Incorporation”).

2. The Corporation’s Board adopted resolutions setting forth this amendment to the Corporation’s Certificate of Incorporation declaring said amendment to be advisable and soliciting the approval of the Corporation’s stockholders. Thereafter, the necessary number of shares as required by statute approved this amendment at a properly noticed and duly convened meeting of the Corporation’s stockholders.

3. Section 4 of the Certificate of Incorporation is hereby amended by adding the following paragraphs immediately after the first paragraph of Section 4:

Upon this Certificate of Amendment to the Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”) the shares of the Corporation’s common stock, par value $0.007 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as and combined into a smaller number of shares such that every [ ] ([ ]) shares of issued and outstanding Common Stock immediately prior to the Effective Time are automatically combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.007 per share (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the Nasdaq Capital Market for the ten (10) days preceding the Effective Time.

Each stock certificate or book-entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book-entry position shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time).”

4. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Maria Zannes, its President and Chief Executive Officer, this ___ day of ______ 2025.

Maria Zannes
President and Chief Executive Officer

44

BIOAFFINITY TECHNOLOGIES, INC.

3300 Nacogdoches Road, Suite 216

SAN ANTONIO, TX 78257

Scan to

View MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time June 5, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCK BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOAFFINITY TECHNOLOGIES, INC.

The Board recommends a vote “FOR” all nominees on Proposal 1 and “FOR” Proposals 2, 3, 4 and 5.

1.	Election Of Directors.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

Maria Zannes	☐	☐	☐	Peter Knight	☐	☐	☐

Steven Girgenti	☐	☐	☐	Gary Rubin	☐	☐	☐

Robert Anderson	☐	☐	☐	Roby Joyce	☐	☐	☐

Jamie Platt	☐	☐	☐

2.	Proposal to ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

FOR ☐   AGAINST ☐   ABSTAIN ☐

3.	Proposal to consider and approve an amendment to the Company’s Certificate of Incorporation, as amended, in substantially the form attached to the accompanying proxy statement as Appendix A, at the discretion of our Board of Directors (the “Board”), to effect a reverse stock split with respect to the Company’s issued and outstanding shares of common stock, par value $0.007 per share (“Common Stock”), including stock held by the Company as treasury shares, at a ratio of 1-for-2 to 1-for-25 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment (the “Reverse Stock Split Proposal”).

FOR ☐   AGAINST ☐   ABSTAIN ☐

4.	Proposal to consider and approve, pursuant to Nasdaq listing rules, the issuance of up to an aggregate of 2,926,166 shares of our Common Stock upon the exercise of our common stock purchase warrants issued in connection with our private placement offering that closed on February 26, 2025, that may be equal to or exceed 20% of our Common Stock outstanding before such offering (the “Warrant Exercise Proposal”).

FOR ☐   AGAINST ☐   ABSTAIN ☐

5.	Proposal to consider and approve an adjournment of the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or the Warrant Exercise Proposal (the “Adjournment Proposal”).

FOR ☐   AGAINST ☐   ABSTAIN ☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Any of the Proxies, or their respective substitutes, who shall be present and acting at the Annual Meeting shall have and may exercise all the powers hereby granted.

The undersigned acknowledges receipt of our 2024 Annual Report to Stockholders, Notice of Annual Meeting of Stockholders and the Proxy Statement related thereto.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

______________________________________
Signature Date

______________________________________
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

bioAffinity Technologies, Inc.

Annual Meeting of Stockholders

June 6, 2025, 8:00 a.m. Central Time

This proxy card is solicited on behalf of the Board of Directors.

Maria Zannes and James Michael Edwards, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and, in the discretion of such proxies on all other matters that may be properly presented for action, all shares of stock of bioAffinity Technologies, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in person at 8:00 a.m. Central Time on Tuesday, June 6, 2025, or any postponement, adjournment, or continuation thereof, and instructs said proxies to vote as specified on the reverse side of this proxy card, with all powers that the undersigned would possess if personally present.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE PROMPTLY SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE.

(Continued and to be signed on Reverse Side)